Exhibit 99.2

EXECUTION VERSION

July 14, 2019

SUBSCRIPTION AGREEMENT

relating to ordinary shares in Galapagos NV

between

Galapagos NV

as Issuer

and

Gilead Therapeutics A1 Unlimited Company

as Investor

Subscription Agreement

Between:	(1)

Galapagos NV, a limited liability company (“naamloze vennootschap” / “société anonyme”) organised and existing under Belgian law, with registered office at Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, registered with the register of legal entities (Antwerp) under number 0466.460.429;

		represented for the purposes of this Agreement by Onno van de Stolpe (Director and Chief Executive Officer) and Bart Filius (Chief Financial Officer and Chief Operating Officer);

		hereinafter referred to as the “Issuer”;

And:	(2)	Gilead Therapeutics A1 Unlimited Company, an unlimited liability company formed under the laws of Ireland, with registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland;

		represented for the purposes of this Agreement by David Cadogan (Director) and Padraig Clancy (Director);

		hereinafter referred to as the “Investor”;

		The parties sub (1) and (2) above are hereinafter referred to as the “Parties” and each individually as a “Party”.

Whereas:

(A)                            The Issuer, a Belgian limited liability company listed on the regulated markets of Euronext Brussels and Amsterdam and the NASDAQ Stock Market, is a clinical-stage biotechnology company specialised in the discovery and development of small molecule medicines with novel modes of action.

(B)                            The Investor is an indirect wholly-owned subsidiary of Gilead Sciences, Inc., a U.S. corporation listed on the NASDAQ Stock Market and a research-based biopharmaceutical company focused on the discovery, development, and commercialisation of innovative medicines (“Parent Investor”).

(C)                            The Issuer and Parent Investor are, simultaneously with the execution and delivery of this Agreement, entering into an option, license and collaboration agreement (the “Option, License and Collaboration Agreement”) pursuant to which the Issuer will discover, research, and develop molecules and products, and Parent Investor will have an option to participate in the development and commercialisation of molecules and products, in each case, on the terms and conditions set forth in such agreement.

(D)                            The Issuer and Gilead Biopharmaceutics Ireland UC, an Affiliate of the Investor, are, simultaneously with the execution and delivery of this Agreement, entering into an amendment to the License and Collaboration Agreement between the Issuer and Gilead Biopharmaceutics Ireland UC, dated as of December 16, 2015, on the terms and conditions as determined in such amendment (the “License and Collaboration Agreement Amendment”).

(E)                             The Investor wishes to invest an aggregate amount of cash equal to the Subscription Amount (as defined below) in the share capital of the Issuer through a private placement of Ordinary Shares (as defined below). Thereto the Issuer intends to increase its share capital and issue premium with an aggregate amount equal to the Subscription Amount, by means of a capital increase approved by the Issuer’s board of directors within the framework of the authorised capital.

(F)                              The Investor has agreed to subscribe to such capital increase to the extent and on the terms and subject to the conditions set forth in this Agreement.

(G)                            Promptly, and in any event within sixty (60) days following the Closing, the Board of Directors shall convene the Issuer EGM (as defined below) at which the shareholders of the Issuer will be asked to approve, among other things, the issuance to the Investor of the Initial Warrants.

It is agreed as follows:

1                                      Definitions and Interpretation

1.1                            Definitions

The following terms and expressions that are not defined elsewhere in this Agreement have the following meaning in this Agreement:

Acting in Concert means, when used in relation to a person or entity, acting in concert (in onderling overleg handelende personen / personnes agissant de concert) in the sense of Article 3, §1, 5° of the Belgian Act of 1 April 2007 regarding public takeover bids, or Article 1, §2, 5° of the Belgian Royal Decree of 27 April 2007 regarding public takeover bids.

Affiliate means, with respect to a particular person or entity, any person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such person or entity, for so long as such control exists, regardless of whether such person or entity is or becomes an Affiliate on or after the Date of this Agreement. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

Antitrust Approvals has the meaning given to it in the Option, License and Collaboration Agreement.

Agreement means this subscription agreement and its exhibits.

Belgian Companies and Associations Code means the Belgian Companies and Associations Code of 23 March 2019, as amended from time to time, and the rules and regulations promulgated thereunder.

Belgian Companies Code means the Belgian Companies Code of 7 May 1999, as amended from time to time, and the rules and regulations promulgated thereunder.

Blocked Account has the meaning given to it in Article 2.6.2(i).

Board Designee Proposal has the meaning given to it in 7.2.1.

Board of Directors means the Issuer’s board of directors (raad van bestuur / conseil d’administration), provided, however, that if the Issuer adopts the two-tier board system (duaal bestuur / administration duale) pursuant to the Belgian Companies and Associations Code, references to the “Board of Directors” shall mean a reference to the Issuer’s supervisory board (raad van toezicht / conseil de surveillance), and references to “director” (bestuurder/administrateur) and member of the “Board of Directors” shall mean a reference to a member of the Issuer’s supervisory board.

Business Day means a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in California, United States, (c) a bank or other public holiday in Brussels, Belgium, (d) a bank or other public holiday in Ireland or (e) the period commencing on December 25th and ending on January 1st (inclusive).

Capital Increase has the meaning given to it in Article 2.1.

Closing means the date on which the Capital Increase is effected, which date is set forth in Article 2.6.1 below.

Code means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

Date of this Agreement means the date on which this Agreement is entered into.

Equity Security means (i) any share representing the share capital of the Issuer, and (ii) any other security, financial instrument, certificate and other right (including options, futures, swaps and other derivatives) issued or, with respect to options, futures, swaps and other derivatives, contracted by the Issuer and representing, being exercisable, convertible or exchangeable into or for, or otherwise providing a right to acquire, directly or indirectly, any of the Equity Securities referred to in (i).

EU Market Abuse Regulation means Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC.

FSMA has the meaning given to it in Article 6.1.5.

Fully Diluted Basis means, as of any date of determination, all issued and outstanding shares of capital stock of the Issuer (assuming that each share continues to have one vote) and all shares of capital stock that would be issued assuming the exercise of all options, warrants and other rights to acquire new shares of capital stock of the Issuer, and assuming the exercise of all securities convertible or exchangeable into new shares of capital stock of the Issuer, in each case whether or not then exercisable.

Initial Lock-up Period has the meaning given to it in Article 6.2.1.

Initial Warrant Proposal has the meaning given to it in 7.2.1.

Initial Warrant means the warrants named “Initial Gilead Warrant A” and “Initial Gilead Warrant B”, substantially in the form attached hereto as Exhibit A, to subscribe for Ordinary Shares.

Investor Board Designees means the individuals to be identified by the Investor from time to time in accordance with the provisions of this Agreement, initially one of whom shall be Parent Investor’s Chief Executive Officer and the other of whom shall be Parent Investor’s Chief Scientific Officer (provided that if either such person is unable to so serve, his or her replacement shall be designated in writing by the Investor), to serve on the Board of Directors.

Issuer EGM has the meaning given to it in Article 7.2.1.

Issuer EGM Proposals has the meaning given to it in Article 7.2.1.

License and Collaboration Agreement means the license and collaboration agreement between the Issuer and Gilead Biopharmaceutics Ireland UC, dated as of December 16, 2015.

License and Collaboration Agreement Amendment has the meaning given to it in Recital (D).

Lift of the Standstill has the meaning given to it in Article 6.1.3.

Lift of Standstill Notification has the meaning given to it in Article 6.1.3.

Lock-up Period has the meaning given to it in Article 6.2.1.

Option, License and Collaboration Agreement has the meaning given to it in Recital (C) of this Agreement.

Ordinary Shares means new shares of the only existing class in the capital of the Issuer.

Parent Investor has the meaning given to it in Recital (B) of this Agreement.

Standstill has the meaning given to it in Article 6.1.2 of this Agreement.

Standstill Limit has the meaning given to it in Article 6.1.2(i) of this Agreement.

Standstill Period has the meaning given to it in Article 6.1.1 of this Agreement.

Subscription Amount means the amount, denominated in Euros, equal to the product of the price per Subscription Share stated in Article 2.4.2 multiplied by the number of Subscription Shares to be issued by the Issuer to the Investor in accordance with Article 2.4.3.

Subscription Shares has the meaning given to it in Article 2.2 of this Agreement.

Subsequent Issuer EGM has the meaning given to it in Article 7.2.2.

Subsequent Issuer EGM Proposals has the meaning given to it in Article 7.2.2.

Subsequent Lock-up Period has the meaning given to it in Article 6.2.1.

Subsequent Lock-up Period Threshold has the meaning given to it in Article 6.2.1.

Subsequent Warrant means the warrant, named “Subsequent Gilead Warrant B”, substantially in the form attached hereto as Exhibit B, to subscribe for Ordinary Shares.

Subsidiary means, when used in relation to an entity (for the purpose of this definition, the “reference entity”), an entity in which the reference entity directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable the reference entity to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity.

Warrants means the Initial Warrants and the Subsequent Warrant.

1.2                            Interpretation

1.2.1                  The titles and headings included in this Agreement are for convenience only and shall not be taken into account in the interpretation of the provisions of this Agreement.

1.2.2                  The words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, paragraph or other subdivision.

1.2.3                  All periods of time set out in this Agreement shall be calculated from midnight to midnight local time in Brussels, Belgium. They shall start on the day following the day on which the event triggering the relevant period of time has occurred. The expiration date shall be included in the period of time. If the expiration date is not a Business Day, it shall be postponed until the next Business Day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. All periods of time consisting of a number of months (or years) shall be calculated from the day in the month (or year) when the triggering event has occurred until the eve of the same day in the following month(s) (or year(s)) (“van de zoveelste tot de dag vóór de zoveelste” / “de quantième à veille de quantième”).

1.2.4                  References to any statute, regulation or statutory provision shall be deemed to include reference to any statute, regulation or statutory instrument which amends, extends, consolidates or replaces the same (or shall have done so) and to any other regulation, statutory instrument or other subordinate legislation made thereunder or pursuant thereto, provided that no such reference shall include any amendment, extension or replacement of the same with retrospective effect.

1.2.5                  The original version of this Agreement has been made in English. Should this Agreement be translated in whole or in part into another language (if at all), the original English version shall prevail between the Parties hereto to the fullest extent possible and permitted by Belgian law. Notwithstanding the foregoing, Belgian legal concepts which are expressed in English language terms, are to be interpreted in accordance with the Belgian legal terms to which they refer, and the use herein of Dutch words in this Agreement as translation for certain words or concepts shall be conclusive in the determination of the relevant legal concept under Belgian law of the words or concepts that are so translated herein.

2                                      Capital Increase and Share Subscription

2.1                            The Issuer agrees to proceed with a capital increase decided upon by a unanimous vote of the Board of Directors within the framework of the authorised capital, with the cancellation of the preferential subscription rights of the shareholders to the benefit of the Investor in an aggregate amount equal to the Subscription Amount (share capital and issue premium) (the “Capital Increase”), on the date of the Closing.

2.2                            The Investor agrees to subscribe to the Capital Increase for the full amount of the Subscription Amount, in return for which the Investor shall receive the aggregate number of Ordinary Shares to be determined in accordance with Article 2.4.3 (the “Subscription Shares”).

2.3                            The Investor has been advised that it is receiving “Restricted Securities” (as defined in Issuer’s amended and restated deposit agreement related to American Depositary Shares dated on or about 23 April 2015 (as amended and restated from time to time)) and agrees not to deposit the Ordinary Shares into such deposit agreement unless and until permitted to deposit such Ordinary Shares in accordance with the terms of such deposit agreement.

2.4                            Capital Increase and issuance of Subscription Shares

2.4.1                  The Capital Increase shall be decided upon by a unanimous vote of the Board of Directors within the framework of the authorised capital, with the cancellation of the preferential subscription rights of the shareholders to the benefit of the Investor, it being understood that the Board of Directors will have approved the special report required under Articles 596 and 598 of the Belgian Companies Code for the issuance of shares with cancellation of the preferential subscription right of the shareholders to the benefit of one or more persons who are not employees of the company or one of its subsidiaries.

2.4.2                  Price per Subscription Share

The price per Subscription Share shall be equal to €140.59.

2.4.3                  Number of Subscription Shares

The number of Subscription Shares to be issued by the Issuer to the Investor following the Capital Increase shall be equal to the number of Ordinary Shares sufficient to bring Investor’s aggregate ownership percentage in the Issuer (together with the shares held by the Investor, the Parent Investor or any of their Affiliates) on Closing to 20.1% on a Fully Diluted Basis (rounded up to the nearest whole share) (provided that if the Investor, the Parent Investor,  any of the Affiliates of the Investor or Parent Investor, or any party Acting in Concert with the Investor, the Parent Investor, or any of the Affiliates of the Investor or Parent Investor, acquire any existing shares of the Issuer between the Date of this Agreement and Closing, to the extent such acquisition is permitted by (i) applicable law, (ii) the standstill provisions of Article 6.1 and (iii) the other provisions of this Agreement, such shares shall not be taken into account to calculate the number of Subscription Shares to be issued by the Issuer to the Investor at the Closing and for which the Investor shall subscribe, and the acquisition of such shares shall not reduce the number of Subscription Shares to be issued to the Investor by the Issuer at the Closing and for which the Investor shall subscribe, which shall be calculated as if no such shares were acquired).

For illustration purposes, based on the total number of shares of the Issuer on a Fully Diluted Basis on the Date of this Agreement and the total number of shares of the Issuer held by the Investor on the Date of this Agreement, the number of Subscription Shares issuable to the Investor pursuant to the provisions of this Agreement as of the Date of this Agreement would amount to 6,828,985.

2.5                            Rights attaching to the Subscription Shares

2.5.1                  Without prejudice to Article 2.5.2, the Subscription Shares shall be identical in all respects (including the right to share in the dividends over the accounting year 2019, in any profits (including profits carried forward and reserves) and in any dividends declared as from their issue) to the existing shares of the Issuer.

2.5.2                  The Issuer shall obtain a listing of the Subscription Shares on the regulated markets of Euronext Brussels and Amsterdam in accordance with Article 7.

2.6                            Closing

2.6.1                  The Closing shall occur on the latest of (x) the fifth Business Day following the receipt of all necessary Antitrust Approvals (as defined in the Option, License and Collaboration Agreement), (y) the Effective Date (as defined in the Option, License and Collaboration Agreement) and (z) the effective date of the License and Collaboration Agreement Amendment. In the event that the Option, License and Collaboration Agreement terminates for any reason prior to the Closing, then this Agreement shall simultaneously and automatically terminate. The Investor’s obligation to effect the Closing shall be subject to the condition precedent that the Issuer shall have delivered to the Investor at the Closing a certificate, signed by a duly authorised officer of the Issuer, stating on behalf of the Issuer that (i) the representations and warranties of the Issuer in Article 4 hereof are true and correct as of the Closing and (ii) that the Issuer has complied in all material respects with its covenants hereunder.

2.6.2                  On Closing:

(i)                                  the full Subscription Amount shall be available on the Euro-denominated blocked account in the Issuer’s name with KBC Bank NV ([***]) (the “Blocked Account”). To this end, the Investor or its designee shall instruct or cause the instruction of the wire of the Subscription Amount in Euros to the Blocked Account two (2) Business Days prior to Closing, it being understood that any bank charges, costs and expenses relating to this payment shall be borne by the Investor or its Affiliates;

(ii)                               the Capital Increase shall be effected; and

(iii)                            the Subscription Shares shall be issued in dematerialised form.

3                                      Representations and Warranties by the Investor

The Investor represents and warrants to the Issuer on the Date of this Agreement and at the Closing (except for those representations and warranties made as of a particular date, in which case the Investor represents and warrants to the Issuer as follows as of such date) that:

3.1                            Validity of the Agreement. This Agreement has been duly authorised and executed by the Investor and constitutes a valid and legally binding obligation of the Investor.

3.2                            Consents. Subject to the receipt of all necessary Antitrust Approvals, all necessary consents, authorisations, notifications, actions or other things required to be taken, fulfilled or done by the Investor in accordance with applicable law (including without limitation the obtaining of any consent or license or the making of any filing or registration) for the subscription of the Subscription Shares pursuant to this Agreement, the carrying out of the other transactions contemplated by this Agreement as of the Closing or the compliance by the Investor with the terms of this Agreement as of the Closing have been obtained or made and are, or will on Closing be, in full force and effect.

3.3                            Shareholding. The Investor is a Subsidiary of the Parent Investor. As of the Date of this Agreement, the Investor owns 6,760,701 of the outstanding shares of the Issuer, and no other Equity Security. As of the Date of this Agreement, none of the Investor, the Parent Investor or any of their Subsidiaries owns any shares of the Issuer or other Equity Securities, other than the shares described in the prior sentence. Without taking into account the Warrants or the shares issuable (but not yet issued) thereunder, at any time until and including the Closing, the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, and any party Acting in Concert with the Investor, the Parent Investor or any of the Affiliates of the Investor or the Parent Investor, will not, directly or indirectly, own, or have the right to acquire under Equity Securities, more than 29.9% of the then issued and outstanding voting securities of the Issuer , assuming (x) the exercise, conversion or exchange of any Equity Securities held by any of them at that time that are exercisable, convertible or exchangeable for shares of the Issuer at such time, and (y) the issuance of the Subscription Shares to the Investor (the resulting number of securities rounded down).

3.4                            Irish tax status of Investor: Investor is, for Irish tax purposes, resident in Ireland and subject to the Irish ordinary corporate income tax regime on its worldwide income (subject to an allocation of taxing rights to other jurisdictions based on Double Tax Treaties). Hence, Investor is, for Irish tax purposes, not considered to have only a branch in Ireland. Investor is not considered as tax resident in any other jurisdiction.

4                                      Representations and Warranties of the Issuer

The Issuer represents and warrants to the Investor on the Date of this Agreement and at the Closing (except for those representations and warranties made as of a particular date, in which case the Issuer represents and warrants to the Investor as follows as of such date) that:

4.1                            Incorporation and Authority. It is duly incorporated and validly existing and in good standing under the laws of Belgium, with full power and authority to conduct its business and is not in violation of any of the provisions of its organisational documents. The Issuer has the requisite corporate power and authority to enter into and to consummate the actions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The Issuer’s execution of this Agreement has been duly authorised by all necessary corporate action on the part of the Issuer, and no further corporate action, and no additional approval or ratification of its Board of Directors or general meeting of shareholders (other than (a) the unanimous approval by the Board of Directors before the notary public to make use of the authorised capital in respect of the Capital Increase, which the Issuer has committed to obtain pursuant to Article 2.1, (b) the preparation of the relevant special reports in connection herewith as required by applicable Belgian company law rules, and (c) the actions, reports and approvals in relation to the Issuer EGM and Subsequent Issuer EGM, and the approval of Issuer EGM Proposals and Subsequent Issuer EGM Proposals, all as contemplated by Article 7.2) is required by the Issuer. This Agreement has been (or upon delivery will have been) duly executed by the Issuer and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

4.2                            Validity of Shares and Warrants and Absence of Breach. The Subscription Shares and the shares of the Issuer issuable pursuant to the Warrants, when issued and paid for in accordance with this Agreement, will be validly and duly issued and fully paid shares of the only class of shares of the Issuer in accordance with the applicable provisions of the Issuer’s organisational documents and Belgian law. The Warrants, when issued in accordance with this Agreement, will be validly and duly issued warrants of the Issuer in accordance with the applicable provisions of the Issuer’s organisational documents and Belgian law, provided that the issuance of the Warrants to the Investor will require the approval of the Issuer’s shareholders at a shareholders meeting. The Subscription Shares, the Warrants and the shares of the Issuer issuable pursuant to the Warrants will be free and clear of all liens, pledges, encumbrances, mortgages, security interests, or easement or transfer restrictions of any nature whatsoever (other than those that find their origin solely with the Investor and save for the transfer restrictions referred to in this Agreement), provided that the issuance of the Warrants to the Investor will require the approval of the Issuer’s shareholders at a shareholders meeting. None of (i) the execution and delivery of this Agreement, or (ii) the issuance of the Subscription Shares, the Warrants or the shares of the Issuer issuable pursuant to the Warrants will result in a breach of, default under any material agreement to which the Issuer is a party or the Issuer’s organisational documents or any law, regulation or stock exchange rule, or give rise to the activation of any material rights of third parties under any agreement, law, rule or regulation binding on the Issuer or any of its subsidiaries, provided that (a) the necessary Antitrust Approvals have been obtained, and (b) the issuance of the Warrants to the Investor will require the approval of the Issuer’s shareholders at a shareholders meeting.

4.3                            Consents. All necessary consents, authorisations, notification, actions or things required to be taken, fulfilled or done under Belgian law or any of the Antitrust Laws (as defined in the Option, License and Collaboration Agreement) (including, without limitation, the obtaining of any consent or license or the making of any filing or registration) for the carrying out by the Issuer of the actions contemplated by this Agreement or the compliance by the Issuer with the terms of this Agreement will, save as otherwise set forth in this Agreement in Article 7, be in full force and effect.

4.4                            No Material Change in Issuer’s Business. On the Date of this Agreement, there has been no material change in the Issuer’s business since its 2018 Annual Report which would be reasonably likely to have a material adverse effect with regard to the Issuer’s consolidated earnings and equity, save as previously publicly disclosed.

4.5                            Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Investor for any commission, fee or other compensation relating to the Subscription Shares or the Warrants.

5                                      Antitrust Approvals.

The actions contemplated to take place on the Closing pursuant to this Agreement are subject to the receipt of the necessary Antitrust Approvals as contemplated by the Option, License and Collaboration Agreement. If the necessary Antitrust Approvals have not been obtained by the Outside Date (as defined by the Option, License and Collaboration Agreement), this Agreement shall be automatically terminated without further action required by either Party.

6                                      Post-closing commitments and rights of the Investor

6.1                            Standstill

6.1.1                  The standstill obligation, as set out in this Article 6.1, will take effect as of the Date of this Agreement and will terminate on the earlier of (x) the date that is ten (10) years following the date on which the Closing occurs and (y) the termination of this Agreement if the Closing does not occur (the “Standstill Period”).

6.1.2                  During the Standstill Period, the Investor, the Parent Investor or any of their Affiliates, shall not:

(i)                                  without the express written consent of the Issuer, directly or indirectly acquire any additional Equity Securities (other than the Warrants) of the Issuer, if after giving effect to such acquisition the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, or any other party Acting in Concert with the Investor, the Parent Investor or any of the Affiliates of the Investor or the Parent Investor would (without taking into account the Warrants or the shares issuable (but not yet issued) thereunder owned by them at that time) together in the aggregate directly or indirectly own or have the right to acquire more than 29.9% of the then issued and outstanding voting securities of the Issuer (assuming the exercise, conversion or exchange of any Equity Securities held by any of them at any time  (other than the Warrants) that are exercisable, convertible or exchangeable into or for shares of the Issuer at such time) (the resulting number of securities rounded down) (the “Standstill Limit”);

(ii)                               directly or indirectly encourage or support a tender, exchange or other offer or proposal by a third party;

(iii)                            propose (a) any merger, consolidation, business combination, tender or exchange offer, purchase of the Issuer’s assets or businesses, or similar transaction involving the Issuer or (b) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Issuer (it being understood that the Investor’s Chief Executive Officer may contact the Issuer’s Chief Executive Officer on a non-public and non-committal basis to gauge the Issuer’s Chief Executive Officer’s views on the Issuer’s potential interest in any such matter described in clause (a) or (b)); or

(iv)                           directly or indirectly (a) submit matters to, request that matters be submitted to, or request the convening of, a general meeting of the shareholders of the Issuer, or (b) solicit proxies or consents, or become a participant in a solicitation in relation to matters submitted to a general meeting of the shareholders of the Issuer, in each case of (a) and (b) without or against the recommendation or support by the Board of Directors except that Investor may solicit proxies or consents and may become a participant in a solicitation in connection with any proposal that would adversely affect its rights under this Agreement, the Warrants, or the Option, License and Collaboration Agreement or as a shareholder of the Issuer, and may also make a proposal pursuant to Article 7.3.1, provided that the provisions of this Article 6.1.2(iv) shall automatically cease to apply when the Investor ceases to have the right to appoint Investor Board Designees pursuant to Article 7.3;

(v)                              (a) make public statements with respect to (save if legally obliged to) or, (b) with the actual knowledge of the Parent Investor’s executive officers, provide assistance to, commit to, or discuss or enter into any agreement or arrangement with any party to do, any of the foregoing prohibited actions provided that in relation to prohibited actions in subsection (ii) that have been committed without the actual knowledge of the Parent Investor’s executive officers, the Investor and Parent Investor shall promptly terminate and unwind such actions upon written request of the Issuer.

(Article 6.1.2 (i) through (v) together, the “Standstill”).

6.1.3                  In the event that (i) the Issuer has received a non-public binding or non-binding offer, prior to the end of the Standstill Period, by a bona fide third party, other than the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, or any other party Acting in Concert with the Investor, the Parent Investor or any of the Affiliates of the Investor or the Parent Investor, regarding a bona fide potential takeover bid on the Issuer (including any tender, exchange or other offer or proposal to acquire a majority of the outstanding equity securities of the Issuer or all or a substantial part of its consolidated assets (except where the disposal of such substantial part of its assets would not adversely affect the Issuer’s ability to comply with its obligations under the Option, Licence and Collaboration Agreement in a material respect), and such offer is publicly supported or recommended by the Board of Directors, (ii) the Issuer determines to commence, prior to the end of the Standstill Period, a process to seek a potential sale of the Issuer or all or a substantial part of its consolidated assets (except where the disposal of such substantial part of its assets would not adversely affect the Issuer’s ability to comply with its obligations under the Option, Licence and Collaboration Agreement in a material respect), (iii) a bid other than from the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, or any other party

Acting in Concert with the Investor, the Parent Investor or any Affiliates of the Investor of the Parent Investor, is announced to take over the Issuer pursuant to article 7 or 8, §1, §2 and §3 of the Belgian Royal Decree of 27 April 2007 on public takeover bids, or (iv) any bona fide person or entity (other than the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, or any other party Acting in Concert with the Investor, the Parent Investor or any of the Affiliates of the Investor or the Parent Investor) publicly discloses any plans, determined as serious by the Board of Directors to further pursue it, to make such a bid, then the Standstill obligations shall automatically cease to apply effective upon the occurrence of such approach, process, announcement or public disclosure (the “Lift of the Standstill”) and the Issuer shall notify the Investor of such offer, process or announcement as promptly as practicable and in any event no later than one (1) Business Day after such offer, process or announcement (the “Lift of Standstill Notification”). Upon the Lift of the Standstill, the Standstill obligation of the Investor shall be lifted in order to level the playing field and grant it equal opportunities to prepare a takeover bid or take other permitted actions, such that the Investor shall not in any respect be disadvantaged or limited relative to any other bidder for the Issuer. It being understood and agreed by the Investor that the Issuer shall not be required to specify in the Lift of Standstill Notification the identity of any involved third party or any other specifics of the terms of such proposed transaction.

6.1.4                  The Investor explicitly acknowledges that the information contained in the Lift of Standstill Notification may, prior to the public announcement of such information, constitute material, non-public information of the Issuer and inside information within the meaning of the EU Market Abuse Regulation. When receiving the Lift of Standstill Notification, the Investor shall take all appropriate measures to ensure the confidentiality of such information.

6.1.5                  It is expressly acknowledged by the Parties that the Issuer may not be in a position to notify the Investor of a takeover bid beforehand, such as for example in the event of a non-solicited takeover bid immediately filed with the Financial Services and Markets Authority (the “FSMA”) without prior approach.

6.1.6                  For the avoidance of doubt, the Investor and its Affiliates may acquire, including on the open market or in privately negotiated purchases, any additional Equity Securities of the Issuer, but only up to the Standstill Limit.

6.2                            Lock-up

6.2.1                  During the period running from the Date of this Agreement through the earlier of (x) the date that is two (2) years following the date on which the Closing occurs and (y) the termination of this Agreement if the Closing does not occur (the “Initial Lock-up Period”), the Investor and Parent Investor shall not, and shall cause their Affiliates not to, without the prior consent of the Issuer, transfer, sell or otherwise dispose of any Equity Securities held by the Investor, the Parent Investor and their Affiliates, as applicable, (other than transfers, sales or dispositions permitted pursuant to Article 6.2.4) and during the period running from the date that is two (2) years following the date on which the Closing occurs through the date that is five (5) years following the date on which the Closing occurs (the “Subsequent Lock-up Period” and, together with the Initial Lock-up Period, as applicable, the “Lock-up Period”), the Investor and Parent Investor shall not, and shall cause their Affiliates not to, without the prior consent of the Issuer, transfer, sell or otherwise dispose of any Equity Securities held by the Investor, the Parent Investor and their Affiliates, as applicable, to the extent that after such transfer, sale or disposal the Investor, the Parent Investor and any of their Affiliates would own less than 20.1%

of the then issued and outstanding voting securities of the Issuer (on a non-diluted basis) (other than transfers, sales or dispositions permitted pursuant to Article 6.2.4) (the “Subsequent Lock-up Period Threshold”); provided, however, that the Lock-up Period shall automatically terminate in the event that (i) the Issuer has received a non-public offer, prior to the end of the Lock-up Period, by a bona fide third party, other than the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, or any other party Acting in Concert with the Investor, the Parent Investor or any of the Affiliates of the Investor or the Parent Investor, regarding a bona fide potential takeover bid on the Issuer (including any tender, exchange or other offer or proposal to acquire a majority of the outstanding shares of the Issuer or all or a substantial part of its consolidated assets (except where the disposal of such substantial part of its assets would not adversely affect the Issuer’s ability to comply with its obligations under the Option, License and Collaboration Agreement in any material respect), and such offer is publicly supported or recommended by the Board of Directors, (ii) the Issuer determines to commence, prior to the end of the Lock-Up Period, a process to seek a potential sale of the Issuer or all or a substantial part of its consolidated assets (except where the disposal of such substantial part of its assets would not adversely affect the Issuer’s ability to comply with its obligations under the Option, Licence and Collaboration Agreement in a material respect), (iii) a bid other than from the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, or any other party Acting in Concert with the Investor, the Parent Investor or any Affiliates of the Investor of the Parent Investor, is announced to take over the Issuer pursuant to article 7 or 8, §1, §2 and §3 of the Belgian Royal Decree of 27 April 2007 on public takeover bids, (iv) any bona fide person or entity (other than the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, or any other party Acting in Concert with the Investor, the Parent Investor or any of the Affiliates of the Investor or the Parent Investor) publicly discloses any plan, determined as serious by the Board of Directors to further pursue it, to make such a bid, or (v) the Issuer breaches the Option, License and Collaboration Agreement and the Option, License and Collaboration Agreement is terminated by the Parent Investor as a result.

6.2.2                  Upon expiry of the Initial Lock-up Period (up to the Subsequent Lock-up Period Threshold) or the Subsequent Lock-up Period, as applicable, the Investor, the Parent Investor and any of their Affiliates may, after notifying the Issuer of their intent to do so, transfer, sell or otherwise dispose of the shares of the Issuer, taking into account that:

(i)                                  when instructing a bank to sell the shares of the Issuer (other than in a transaction described in subsections (ii) through (iv) below) — the bank shall be instructed to use reasonable efforts to effect such sale of the shares of the Issuer in a manner reasonably intended to minimize disturbances of the share price of the Issuer, as quoted on Euronext Brussels and Amsterdam or on the NASDAQ Stock Market;

(ii)                               when selling the shares of the Issuer on the open market — the Investor shall be permitted to sell shares of the Issuer on the open market at a daily volume not to exceed 20% of the average daily volume of shares of the Issuer as traded on the relevant market on which the sale is effected for the previous thirty (30) trading days, as quoted on Euronext Brussels and Amsterdam;

(iii)                            when selling the shares of the Issuer through a privately negotiated transaction — the transaction shall not be subject to the limitations in this Article 6.2.2 if the transaction would not be reported in Euronext’s consolidated tape on the date on which the transaction is agreed by the parties; or

(iv)                           when selling the shares of the Issuer in a “block trade” — the block trade shall not be subject to the limitations in this Article 6.2.2 if it is the only sale by the Investor on the date of the block trade.

6.2.3                  After the expiry of the Initial Lock-up Period, the Issuer shall, to the extent legally permitted, provide notice to the Investor as promptly as reasonably practicable in the event that the Issuer becomes aware that any person or entity is interested in purchasing or selling shares of the Issuer in a “block trade”.

6.2.4                  The following transfers, sales or divestment of Equity Securities shall be permitted and not be subject to the restrictions set out in Article 6.2.1:

(i)                                  any transfer, sale or other divestment of Equity Securities by the Investor to any of its Affiliates, provided that (a) the obligations of the Investor, the Parent Investor or any of their Affiliates pursuant to this Agreement and the Option, License and Collaboration Agreement remain unaffected by the proposed transfer, sale or divestment, (b) the transferee agrees in writing to the Issuer to be bound by the restrictions set out in Article 6.2.1 and 6.2.2 in relation to the Equity Securities it received and the other obligations of the Investor in relation to the Equity Securities under this Agreement, and (c) the relevant Equity Securities will be re-transferred to the Investor or the Parent Investor immediately prior to the transferee ceasing to be an Affiliate of the Investor or the Parent Investor; and

(ii)                               any transfer pursuant to a stock lending that is agreed to by the parties to facilitate the cashless exercise of stock based incentive plans that have been put in place for employees, officers, directors or consultants of the Issuer or its Subsidiaries, provided that upon expiry of the stock lending and the re-transfer of the relevant shares of the Issuer to the Investor, such shares are again subject to the restrictions set out in Article 6.2.1 and 6.2.2 for the remainder of the term.

6.3                            Anti-Dilution

If at any time between the Closing and the date that is ten (10) years following the date on which the Closing occurs the Issuer offers new shares of the Issuer or any new securities convertible into or exercisable or exchangeable for new shares of the Issuer to any person or entity other than Investor or its Affiliates (other than to current or future employees, consultants, directors and/or officers of the Issuer or its Affiliates in the form of equity-based incentive or compensation or the exercise or vesting of such incentive or compensation), the Issuer shall permit the Investor to invest in such offering or, at the option of the Issuer, a concurrent offering, on the same terms as the other investors in such offering (and at a price per share or security equal to the one paid by the other investors in such offering), for an aggregate amount of up to (x) the Investor’s aggregate percentage ownership of shares of the Issuer on a Fully Diluted Basis immediately prior to such offering multiplied (and rounded up afterwards) by (y) the aggregate gross consideration to be received by the Issuer in such offering; provided that, without taking into account the Warrants or the shares issuable (but not yet issued) thereunder, the Investor, the Parent Investor, any of the Affiliates of the Investor or the Parent Investor, or any other party Acting in Concert with the Investor, the Parent Investor or any of the Affiliates of the Investor or the Parent Investor shall not directly or indirectly own or have the right to acquire under Equity Securities more than 29.9% of the then issued and outstanding voting securities of the Issuer

(assuming the exercise, conversion or exchange of any Equity Securities held by any of them at any given time that are exercisable, convertible or exchangeable into or for shares of the Issuer at such time) (the resulting number of securities rounded down) .

6.4                            Information and remedy

6.4.1                  As from the Date of this Agreement until the expiry of the Standstill Period, the Investor shall, upon written request from the Issuer, provide the Issuer within five (5) Business Days, the aggregate number of Equity Securities owned by the Investor, the Parent Investor and their Affiliates to the extent calculable (it being understood that the Warrants can be described without calculating a number of shares issuable thereunder). As from the Date of this Agreement until the expiry of the Standstill Period, the Issuer shall provide the Investor with notice of any exercise or conversion of any options, warrants, convertible securities or other right to acquire, directly or indirectly, any of the new shares of the Issuer by any person or entity (other than the Investor, the Parent Investor and their Affiliates) within five (5) Business Days after such exercise or conversion.

6.4.2                  In the event of a material breach of the provisions of Articles 6.1 (other than Article 6.1.4) or 6.2 by the Investor (provided that a breach of the notice requirements of Article 6.2.2 shall not constitute a material breach), the Parent Investor or any of their Affiliates and, provided that such breach can be cured, such breach is not cured within five (5) Business Days after such breach has been notified in writing to the Investor, the following rights of the Investor shall be suspended until such breach has been cured:

(i)                                  the rights of the Investor pursuant to Articles 6.3 and 7 (other than pursuant to Article 7.4); and

(ii)                               the right to exercise the Warrants.

7                                      Covenants by the Issuer

7.1                            To the extent legally required, the Issuer shall prepare a listing prospectus and shall use reasonable efforts to obtain a listing on the regulated markets of Euronext Brussels and Amsterdam for the Subscription Shares, within ninety (90) days following the Closing. In such case, the effective listing will be subject to regulatory approval of the listing prospectus. To the extent that a listing prospectus is not legally required to obtain a listing on the regulated markets of Euronext Brussels and Amsterdam for the Subscription Shares, the Issuer shall cause the listing of the Subscription Shares as soon as practicable after the Closing, and in any event no later than five (5) Business Days after the Closing.

7.2                            General Meetings of the Issuer.

7.2.1                  Promptly, and in any event within sixty (60) days following the Closing, the Board of Directors shall convene an extraordinary general meeting of the shareholders of the Issuer (the “Issuer EGM”; provided that, if the attendance quorum for any Issuer EGM Proposal (as defined below) (if any) is not achieved at such extraordinary general meeting of the shareholders, the Board of Directors shall, as soon as practicable and in any event no later than forty (40) days following such extraordinary general shareholders’ meeting, convene a second extraordinary general meeting of the shareholders, the agenda of which shall include the relevant Issuer EGM Proposal, at which no attendance quorum will apply for the relevant Issuer EGM Proposal, and which shall constitute the “Issuer EGM” with respect to the relevant Issuer EGM

Proposal), at which the shareholders of the Issuer will be asked to approve (i) the appointment to the Board of Directors of the Investor Board Designees and such other candidate directors as shall be proposed by the Issuer’s Board of Directors, including such other candidate directors as shall be necessary to appoint the Investor Board Designees and to comply with the gender diversity rules under Belgian company law and to maintain the foreign private issuer status of the Issuer (the “Board Designee Proposal”), (ii)  the issuance to the Investor of the Initial Warrants (the “Initial Warrant Proposal”), and (iii) the authorization to the Board of Directors, valid for a period of five (5) years from the date of publication of the authorization in the Annexes to the Belgian State Gazette, to increase the share capital of the Issuer in one or several times with an amount up to 20% of the share capital at the time of the convening of the Issuer EGM, which capital increases may be achieved by the issuance of shares, convertible bonds and/or warrants exercisable by contributions in cash or in kind, with or without issuance premium, and which authorization will explicitly authorize the Board of Directors to restrict or cancel the shareholders’ preferential subscription rights, even if such restriction or cancellation is made for the benefit of one or more specific persons other than the employees of the Issuer or its subsidiaries (including the Investor and its Affiliates) (the “Authorized Capital Proposal” and, collectively with the Board Designee Proposal and the Initial Warrant Proposal, the “Issuer EGM Proposals”). The Board of Directors shall use reasonable efforts, including to support and defend the Issuer EGM Proposals and to recommend that the Issuer’s shareholders approve the Issuer EGM Proposals, to cause the Issuer EGM Proposals to be approved.

7.2.2                  Between the 57 month and 59 month anniversary of the Closing, the Board of Directors shall convene an extraordinary general meeting of the shareholders of the Issuer (the “Subsequent Issuer EGM”; provided that, if the attendance quorum for any Subsequent Issuer EGM Proposal (as defined below) (if any) is not achieved at such extraordinary general meeting of the shareholders, the Board of Directors shall, as soon as practicable and in any event no later than thirty five (35) days after such extraordinary general meeting of the shareholders and in any event no later than the expiry of the sixty (60) month anniversary of the Closing, convene a second extraordinary general meeting of the shareholders, the agenda of which shall include the relevant Subsequent Issuer EGM Proposal, at which no attendance quorum will apply for the relevant Subsequent Issuer EGM Proposal, and which shall constitute the “Subsequent Issuer EGM” with respect to the relevant Subsequent Issuer EGM Proposal, at which the shareholders of the Issuer will be asked to approve (i) the issuance to the Investor of the Subsequent Warrant (the “Subsequent Warrant Proposal”) and (ii) the authorization to the Board of Directors, valid for a period of five (5) years from the date of publication of the authorization in the Annexes to the Belgian State Gazette, to increase the share capital of the Issuer in one or several times with an amount up to 20% of the share capital at the time of the convening of the Subsequent Issuer EGM, which capital increases may be achieved by the issuance of shares, convertible bonds and/or warrants exercisable by contributions in cash or in kind, with or without issuance premium, and which authorization will explicitly authorize the Board of Directors to restrict or cancel the shareholders’ preferential subscription rights, even if such restriction or cancellation is made for the benefit of one or more specific persons other than the employees of the Issuer or its subsidiaries (including the Investor and its Affiliates) (together with the Subsequent Warrant Proposal, the “Subsequent Issuer EGM Proposals”). The Board of Directors shall use reasonable efforts, including to support and defend the Subsequent Issuer EGM Proposals and to recommend that the Issuer’s shareholders approve the Subsequent Issuer EGM Proposals, to cause the Subsequent Issuer EGM Proposals to be approved.

7.2.3                  In the event that any Issuer EGM Proposal or Subsequent Issuer EGM Proposal or a proposal of the Investor pursuant to Article 7.3.1 fails to receive shareholder approval at the Issuer EGM or the Subsequent Issuer EGM, as applicable, or, as relevant, a subsequent general shareholders’ meeting of the Issuer, other than as a result of the failure by the Investor or its Affiliates to vote with all their voting securities in favour of such Issuer EGM Proposal, Subsequent Issuer EGM Proposal or such proposal of the Investor pursuant to Article 7.3.1 to the extent permitted by applicable law, without limiting any other remedies that may be available, the following rules shall apply:

(i)                                  in the event that either or both of the Investor Board Designees to be appointed in connection with the Board Designee Proposal or a proposal of the Investor pursuant to Article 7.3.1 are not approved by the Issuer EGM or, as relevant, a subsequent general shareholders’ meeting of the Issuer, other than as a result of the failure by the Investor or its Affiliates to vote with all of their voting securities in favour of such Issuer EGM Proposal or such proposal of the Investor pursuant to Article 7.3.1 to the extent permitted by applicable law, the Investor Board Designee(s) not appointed will be invited to the Board of Directors as observers who, as much as legally possible, (x) shall have the right to attend and participate in the meetings of the Board of Directors of the Issuer as if they were a director of the Issuer (other than having the right to vote on matters submitted to the Board of Directors), and (y) shall have the same duties as if they were a director taking into account the foregoing, in each case of (x) and (y) subject to the provisions of Article 7.3 which shall apply mutatis mutandis to the aforementioned observers.

(ii)                               In the event that the Initial Warrant Proposal and/or the Subsequent Warrant Proposal is not approved by the Issuer EGM or the Subsequent Issuer EGM, as applicable, other than as a result of the failure by the Investor or its Affiliates to vote with all of their voting securities in favour of such Issuer EGM Proposal or Subsequent Issuer EGM Proposal to the extent permitted by applicable law, the following provisions shall apply:

(a)                       The Parties shall collaborate to structure and organise the right to subscribe for Ordinary Shares as reflected by the relevant Warrants via a contractual subscription or option agreement or otherwise, allowing, to the greatest extent legally possible, the Investor to subscribe for or acquire the number of shares of the Issuer it would otherwise be able to subscribe for or acquire upon exercise of the relevant Warrants, whether through the Issuer’s authorised capital or otherwise.

(b)                       As long as the Issuer’s Board of Directors shall have the power to issue Ordinary Shares within the framework of the authorised capital, the authorised capital shall to the greatest extent legally possible be used with priority for the purpose of the issuance of shares to the Investor as provided for in sub-paragraph (a) of paragraph (ii) of this Article 7.2.3, without prejudice to the right of the Issuer to use the authorised capital for equity-based incentives or compensation for current or future employees, consultants, directors and/or officers of the Issuer or its Affiliates.

(c)                        From the Closing until the earlier of (x) the date that the Initial Warrants are issued and, (y) the date that the Investor, the Parent Investor and any of their Affiliates together for the first time own 25.1% of the actually issued and outstanding shares of the Issuer (rounded down to the nearest whole share) or more, unless the Issuer has provided the Investor with the right to subscribe for new shares of authorised capital that would result in the Investor, the Parent Investor and their Affiliates in the aggregate owning 25.1% of the actually issued and outstanding shares of the Issuer (rounded down to the nearest whole share) or more at a price per share no higher than the price per share that it would have been entitled to subscribe for or acquire pursuant to the Initial Warrant and the Investor has declined to accept such right or has failed to pay the purchase price for such new shares at the closing of their issuance, any of the following proposals shall not be approved by or submitted by the Board of Directors at its own initiative to the general shareholders’ meeting of the Issuer without the prior written consent of the Investor:

(I)                                any proposal to amend, repeal or otherwise modify any provision of the Issuer’s articles of association that would be reasonably expected to adversely affect the interests of the Investor, the Parent Investor or any of their Affiliates (other than to the extent legally required);

(II)                           any proposal to decrease the Issuer’s share capital (other than in relation to issuing Equity Securities to the Investor or its Affiliates) or repurchase, redeem or reacquire any Equity Securities;

(III)                      any proposal to modify the rights of any Issuer securities in a manner adverse to the Investor, the Parent Investor or any of their Affiliates or to cancel or limit any preferential subscription rights of the Investor;

(IV)                       any proposal to dissolve, liquidate or wind-up the business and affairs of the Issuer;

(V)                            any proposal to consummate, or enter into any agreement to consummate, a merger or de-merger of the Issuer or similar transaction involving the Issuer; or

(VI)                       any proposal to transfer or dispose of all or substantially all of the assets and liabilities of the Issuer.

The above provisions of this sub-paragraph (c) (x) shall not apply to any amendment to the Issuer’s articles of association, any capital increase or issue of Equity Securities, or other operation, decision or proposal within the framework of any equity-based incentive or compensation for current or future employees, consultants, directors and/or officers of the Issuer or its Affiliates and (y) shall be without prejudice to the ability of the Board of Directors to submit such proposals or agenda items to the general meeting of the shareholders of the Issuer that the Board of Directors is legally required to so submit at the request of shareholders of the Issuer.

Notwithstanding the foregoing, any time the Board of Directors determines to make use of its authorised capital until the earlier of (x) the date that the Initial

Warrants are issued and (y) the date that the Investor, the Parent Investor and any of their Affiliates together for the first time own 25.1% of the actually issued and outstanding shares of the Issuer (rounded down to the nearest whole share) or more, the Board of Directors should first make use of its authorised capital to issue shares (provided that the Investor subscribes for such shares) in order to allow for the Investor to subscribe for the shares that it would have been entitled to subscribe for or acquire pursuant to the Initial Warrant at a price per share no higher than the price per share that it would have been entitled to subscribe for or acquire pursuant to the Initial Warrant.

(iii)                            The provisions of paragraph (ii) of this Article 7.2.3 shall be without prejudice to the right of the Investor to acquire shares of the Issuer in the open market up to, and within the limitations of, the Standstill Limit. Subject to the foregoing paragraphs of this Article 7.2.3, the Board of Directors shall take all actions necessary to include any such unapproved Issuer EGM Proposal, Subsequent Issuer EGM Proposal or proposal of the Investor pursuant to Article 7.3.1, as applicable, on the agenda of an extraordinary general meeting to be convened as soon as possible following the date of the Issuer EGM or the Subsequent Issuer EGM, as applicable. If the attendance quorum for any such unapproved Issuer EGM Proposal, Subsequent Issuer EGM Proposal or (to the extent applicable) proposal of the Investor pursuant to Article 7.3.1 (if any) is not achieved at such extraordinary general meeting of the shareholders, the Board of Directors shall, as soon as practicable and in any event no later than thirty five (35) days following such extraordinary general shareholders’ meeting, convene a second extraordinary general meeting of the shareholders, the agenda of which shall include the relevant Issuer EGM Proposals, Subsequent Issuer EGM Proposals or proposal of the Investor pursuant to Article 7.3.1, at which no attendance quorum will apply for the relevant Issuer EGM Proposals, Subsequent Issuer EGM Proposals or proposal of the Investor pursuant to Article 7.3.1. The Board of Directors shall use reasonable efforts, including to support and defend such unapproved Issuer EGM Proposal, Subsequent Issuer EGM Proposal and proposal of the Investor pursuant to Article 7.3.1, and to recommend that the Issuer’s shareholders approve such unapproved Issuer EGM Proposal, Subsequent Issuer EGM Proposal and proposal of the Investor pursuant to Article 7.3.1, to cause such unapproved Issuer EGM Proposal, Subsequent Issuer EGM Proposal and proposal of the Investor pursuant to Article 7.3.1, to be approved. The Board of Directors shall continue to re-submit proposals pursuant to this Article 7.2.3(iii), to subsequent annual general meetings of the shareholders of the Issuer or extraordinary general meetings of the shareholders held at the same time, until such proposals are approved by the Issuer’s shareholders. If the attendance quorum for any such proposal (if any) is not achieved at such extraordinary general meeting of the shareholders, the Board of Directors shall, as soon as practicable, convene a second extraordinary general meeting of the shareholders, the agenda of which shall include the relevant proposals, at which no attendance quorum will apply for the relevant proposals.

7.2.4                  The Issuer shall (i) begin preparing the legally required reports in connection with the issue of the Subscription Shares and the Warrants in accordance with the terms of this Agreement immediately following the Date of this Agreement, (ii) use reasonable efforts to obtain the approval or “nihil obstat” in relation to such reports by the FSMA (to the extent legally required), (iii) provide the Investor and its legal counsel with the ability to review and comment on such reports reasonably in advance prior their submission to the FSMA, and shall take into account the reasonable comments of the Investor and its legal counsel in relation to the drafting of such reports, the presentation of the issue of the Subscription Shares and the Warrants and such reports to the FSMA, and (iv) keep the Issuer and its legal counsel reasonably informed of the comments from the FSMA in relation to the reports and presentations.

7.3                            Investor Board Designees

7.3.1                  Subject to the occurrence of the Closing, until the expiration of the Collaboration Term (as defined in the Option, License and Collaboration Agreement) (or the termination of the Option, License and Collaboration Agreement, if earlier (other than if the Issuer breaches the Option, License and Collaboration Agreement and the Option, License and Collaboration Agreement is terminated by the Parent Investor as a result)), Investor will have the right to have two (2) Investor Board Designees appointed to the Board of Directors. From the date of the expiration of the Collaboration Term (as defined in the Option, License and Collaboration Agreement) (or the termination of the Option, License and Collaboration Agreement, if earlier (other than if the Issuer breaches the Option, License and Collaboration Agreement and the Option, License and Collaboration Agreement is terminated by the Parent Investor as a result)) until the date that the Investor, the Parent Investor, any of  the Affiliates of the Investor or the Parent Investor, or any other party Acting in Concert with the Investor, the Parent Investor or any of the Affiliates of the Investor or the Parent Investor, cease to own, directly or indirectly, at least 20% of the then outstanding shares of the Issuer on a non-diluted basis (the resulting number of shares rounded up), Investor will have the right to have one (1) Investor Board Designee appointed to the Board of Directors, and shall then cause one (1) of its two (2) Investor Board Designees to resign. From the date that the Investor will no longer have the right to have one (1) Investor Board Designees appointed to the Board of Directors as aforementioned, it shall cause its Investor Board Designee to resign. Subject to the foregoing, the Board of Directors shall use reasonable efforts, including to convene a general meeting of shareholders of the Issuer as soon as practicable at which the shareholders of the Issuer will be asked to approve the appointment to the Board of Directors of the Investor Board Designees, to support and defend the appointment to the Board of Directors of the Investor Board Designees and to recommend that the Issuer’s shareholders approve the appointment to the Board of Directors of the Investor Board Designees, in order to cause the appointment to the Board of Directors of the Investor Board Designees. In particular, and without prejudice to the foregoing, upon the termination of the board mandate of any Investor Board Designee (for whatever cause), at the option of Investor:

(i)                                  the Board of Directors shall as soon as practicably possible co-opt to the Board of Directors a replacement of the Investor Board Designee proposed by the Investor, and shall use reasonable efforts to cause the confirmation of the co-optation at the next general meeting of shareholders of the Issuer, or

(ii)                               the Board of Directors shall as soon as practicably possible convene a general meeting of shareholders of the Issuer at which the shareholders of the Issuer will be asked to approve the appointment to the Board of Directors of a replacement of the Investor

Board Designee proposed by the Investor; the Board of Directors shall use reasonable efforts to cause the appointment to the Board of Directors of the replacement.

7.3.2                  The Parties agree that the composition of the Issuer’s Board of Directors will need to take into account the relevant rules, regulations and corporate governance requirements in relation to gender diversity, and that the Board of Directors may not have a majority of the members of the Board of Directors being U.S. citizens or residents.

7.3.3                  Investor Board Designees are required to act as any other member of the Board of Directors with regard to discretion and confidentiality.

7.3.4                  Without prejudice to the rules and principles regarding conflicts of interest as provided for by applicable law or the provisions of the Issuer’s articles of association or corporate governance charter from time to time, the Investor Board Designees shall be deemed to have a conflict of interest in relation to any transaction or decision by the Issuer or any of its Affiliates in respect of which Investor, the Parent Investor or any of their Affiliates would have a conflict of interest of a material financial or commercial nature if they were themselves a member of the Board of Directors (provided that the mere existence of this Agreement, the Warrants, the Option, License and Collaboration Agreement and the License and Collaboration Agreement (as amended from time to time) and the rights of the Investor, the Parent Investor or any of their Affiliates thereunder are not a sufficient justification to invoke such a conflict of interest), it being understood that any transaction or decision by the Issuer or any of its Affiliates with or in relation to the Investor, the Parent Investor or any of their Affiliates, including pursuant to or in relation to this Agreement, the Warrants, the Option, License and Collaboration Agreement and the License and Collaboration Agreement (as amended from time to time) is deemed to constitute such a conflict of interest. In the event the aforementioned matter is submitted to the Board of Directors for deliberation or approval, the Investor Board Designees shall inform the other members of the Board of Directors timely in advance that the matter shall be deemed to create a conflict of interest, and subsequently refrain from further participation in the deliberation and decision making process in relation to such matters, provided that the Investor Board Designees shall be permitted to participate in discussions among the Board of Directors prior to the deliberation and decision making process in relation to such matters.

7.4                            During the Standstill Period and during any period that the Issuer and the Investor, the Parent Investor, or any of the Affiliates of the Investor or the Parent Investor were to be affiliates or intermediaries of each other (within the meaning of the Belgian Royal Decree of 27 April 2007 on public takeover bids) or were to Act in Concert, the Issuer shall not, without the express written consent of the Investor, directly or indirectly (including through affiliates or intermediaries within the meaning of the Belgian Royal Decree of 27 April 2007 on public takeover bids or parties Acting in Concert with the Issuer or such affiliates or intermediaries) acquire any voting securities of the Issuer, or take any other action, if after giving effect to such acquisition or the taking of such other action the Investor, the Parent Investor, or any of the Affiliates of the Investor or the Parent Investor, would directly or indirectly (including through affiliates or intermediaries within the meaning of the Belgian Royal Decree of 27 April 2007 on takeover bids or any other party Acting in Concert with the Investor or such affiliates or intermediaries) own, or were to continue to own, more than 29.9% of the then issued and outstanding voting securities of the Issuer on a non-diluted basis (the resulting number of securities rounded down) or would otherwise oblige the Investor, the Parent Investor, or any of the Affiliates of the Investor or the Parent Investor, to launch a public takeover bid on securities of the Issuer.

7.5                            From and after the date hereof until the date that the Investor, together with its Affiliates, no longer owns 10% or more of the outstanding shares of the Issuer, the Issuer shall, upon reasonable notice by the Investor, provide access (for not more often than once per calendar year) to the Investor to  its financial books to facilitate compliance with the Investor’s accounting or financial reporting requirements.

7.6                            Nothing in this Agreement restricts the Issuer to consider and proceed with any business combination, divestment, acquisition, financing, licensing or other business or commercial transaction (whether in whole or in part), except as agreed in relation to or pursuant to the Option, License and Collaboration Agreement or the License and Collaboration Agreement (as amended from time to time).

7.7                            Upon adoption of the new Belgian Companies and Association Code the two-tier board system (duaal bestuur / administration duale) shall be continued. In addition, each share shall have one vote.

8                                      Survival

The respective provisions contained in Articles 7, 8, 9, 15 and 18 hereof shall remain in full force and effect, regardless of the end of the Standstill Period or of the Lock-up Period.

9                                      Taxes — Expenses

9.1                            The Issuer shall pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in Belgium on or in connection with the issuance of the Subscription Shares or the signing of this Agreement. The Issuer shall also pay all costs associated with the listing of the Subscription Shares on the regulated markets of Euronext Brussels and Amsterdam in accordance with Article 7.

9.2                            Each Party shall bear its own costs and expenses (including legal and other advisory fees) incurred in connection with the preparation of this Agreement, and all related agreements and transactions.

9.3                            US Federal Income Tax Information Reporting

9.3.1                  For each taxable year in which Investor holds shares of Issuer, Issuer shall determine whether Issuer or any of Issuer’s Subsidiaries was a “passive foreign investment company,” as defined in section 1297(a) of the Code (a “PFIC”) for such taxable year and, if Issuer determines that Issuer or any of Issuer’s Subsidiaries was a PFIC for such taxable year, (a) Issuer shall, no later than thirty (30) days from the date of the close of Issuer’s taxable year, notify Investor of such determination and (b) Issuer shall provide Investor with adequate information in Issuer’s possession (at Investor’s expense) in order for Parent Investor, in consultation with Investor and Issuer, to complete its U.S. Internal Revenue Service Form 8621 with respect to Issuer or such Subsidiary; provided that if Parent Investor intends to elect to treat Issuer and/or any Subsidiary as a “qualified electing fund,” as defined in section 1295 of the Code, Investor shall notify Issuer of such intent, and Issuer shall provide Investor (at Investor’s expense) with PFIC Annual Information Statements.

9.3.2                  For each taxable year in which Investor holds shares of Issuer, Investor shall determine whether Issuer or any of Issuer’s Subsidiaries is a “controlled foreign corporation,” within the meaning of as defined in section 957 of the Code (a “CFC”) for such taxable year with respect to Parent Investor and, if Investor determines that Issuer or any of Issuer’s Subsidiaries was a CFC for such taxable year with respect to Parent Investor, (a) Issuer shall, no later than thirty (30) days from the close of Issuer’s taxable year, notify Issuer of such determination and (b) Issuer shall provide Investor with adequate information in Issuer’s possession (at Investor’s expense) in order for Investor, in consultation with Issuer, to reasonably determine any amounts required to be included pursuant to sections 951(a) and 951A of the Code in the gross income of Parent Investor as defined in section 951(b) of the Code and to comply with Parent Investor’s filing obligations under the Code, including, but not limited to, completing the U.S. Internal Revenue Service Form 5471 with respect to Issuer or any such Subsidiaries, all of such information to be issued in an annual statement.

9.4                            The Parties agree to reasonably cooperate with one another and use reasonable efforts to mitigate or reduce tax withholding or similar obligations in respect of payments made by Investor to Issuer under this Agreement where an exemption or reduction of such withholding or similar obligation is available under the applicable legislation, including double tax treaties. Without limiting the generality of the foregoing, Issuer shall provide Investor at Investor’s expense any tax forms and other information in Issuer’s possession that may be reasonably requested by Parent Investor in order for it to prepare its U.S. tax filings. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law (as defined in the Option, License and Collaboration Agreement), of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

9.5                            Except as would have an adverse effect on Issuer or any of Issuer’s Subsidiaries and subject to the sole consent of Issuer, such consent not to be unreasonably withheld, Issuer agrees to reasonably cooperate with Investor and use reasonable efforts (i) to provide Investor with such information as is reasonably requested by Investor to permit Investor to make the determinations under Section 9.3.2 of this Agreement, and (ii) to avoid or reduce any amounts required to be included pursuant to sections 951(a) and 951A of the Code in the gross income of any “United States shareholder”, as defined in section 951(b) of the Code, including, without limitation, by filing any elections reasonably requested by Investor under US Treasury Regulations section 301.7701-3 with respect to any Subsidiary.

10                               No Assignment

Except with the prior written consent of the other Party, neither of the Parties hereto shall be entitled to transfer or assign any of its rights or obligations under this Agreement, provided, however, that the Investor may freely assign its rights and obligations to any of its Affiliates.

11                               Entire Agreement

This Agreement contains the entire agreement between the Parties in respect of its subject matter. It replaces and annuls all prior agreements, communications, offers, proposals or correspondence, oral or written, exchanged or concluded between the Parties relating to the same subject matter, including the Subscription Agreement, dated as of December 16, 2015, by and between the Issuer and Gilead Biopharmaceutics Ireland UC (provided, however, that such replacement and annulment of the aforementioned Subscription Agreement of December 16, 2015, shall be without prejudice to any rights accrued to any party under the latter agreement up to the date of this Agreement).

12                               Further Assurances

Subject to Article 5, each of the Parties shall use reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the issuance of the Warrants on the terms of this Agreement and the Warrants.

13                               Severability

13.1                     If any provision in this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, under any applicable law, then such provision or part of it shall be deemed not to form part of this Agreement, and the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

13.2                     In such case, each Party shall use reasonable efforts to immediately negotiate in good faith a valid replacement provision that is as close as possible to the original intention of the Parties and has the same or as similar as possible economic effect.

14                               Limitation of Liability

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY TORT CLAIMS ARISING HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE 14 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 13 OF THE OPTION, LICENSE AND COLLABORATION AGREEMENT, OR (B) DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.

15                               Notices

Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Article 15, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered, sent by a reputable international expedited delivery service or sent by facsimile (with transmission confirmed), or (b) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. Any notice delivered by facsimile shall be confirmed by a hard copy delivered by a reputable international expedited delivery service as soon as practicable thereafter. This Article 15 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Galapagos NV:	Galapagos NV
Generaal De Wittelaan L11 A3
2800 Mechelen
Belgium
Attention: Chief Executive Officer
Fax: [***]

With a copy to (which shall not constitute notice):	Galapagos NV
Generaal De Wittelaan L11 A3
2800 Mechelen
Belgium
Attention: General Counsel
Fax: [***]

If to Gilead Therapeutics A1 Unlimited Company:	Gilead Therapeutics A1 Unlimited Company
c/o Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, CA 94404 USA
Attention: President and Chief Operating Officer
Facsimile: [***]

Gilead Therapeutics A1 Unlimited Company
c/o Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, CA 94404 USA
Attention: General Counsel
Facsimile: [***]

With copies to (which shall not constitute notice):	Eubelius
Louizalaan 99 Av. Louise
BE-1050 Brussels
Attention: Marieke Wyckaert; Joris De Wolf
Facsimile: [***]

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036 USA
Attention: Stephen F. Arcano
Facsimile: [***]

Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, Massachusetts 02116 USA
Attention: Graham Robinson
Facsimile: [***]

16                               Counterparts

This Agreement may be signed in counterparts, in the number of originals stated hereinafter on the signature page. When taken together, the counterparts signed by all Parties shall constitute one and the same instrument. Signature pages of this Agreement may be exchanged by email or in pdf or other electronic means without affecting the validity thereof.

17                               Specific Enforcement

Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall in any way limit the ability of a Party to seek or obtain from any court of competent jurisdiction any remedies available at law or in equity (including injunctive relief) to enforce any covenant or agreement of the other Party hereunder.

18                               Governing Law and Jurisdiction

18.1                     Governing Law

This agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Belgian law.

18.2                     Jurisdiction

18.2.1           It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event of any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers (as defined in the Option, License and Collaboration Agreement) of each Party. If the matter is not resolved within thirty (30) days following the written request for discussions, either Party may then invoke the provisions of Article 18.2.2.

18.2.2           Any dispute, controversy, difference or claim which may arise between the Parties out of or in relation to or in connection with this Agreement (including arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement) that is not resolved pursuant to Article 18.2.1, shall be settled by binding arbitration in accordance with the applicable rules of the International Chamber of Commerce (“ICC Rules”) by three (3) arbitrators, one each chosen by the respective Parties and the third chosen by mutual agreement of the first two, and otherwise in accordance with the ICC Rules. The arbitrators shall have significant experience and shall have expertise in Belgian corporate law. Either Party, following the end of the thirty (30) day period referenced in Article 18.2.1, may refer such issue to arbitration by submitting a written notice of such request to the other Party. The place of arbitration shall be New York and the language (including all testimony, evidence and written documentation) shall be English. The arbitrators shall establish procedures to facilitate and complete such arbitration as soon and efficiently as practicable. Unless the arbitrators expressly determine otherwise, neither Party shall be required to give general discovery of documents, but may be required only to produce specific, identified documents which are relevant to the dispute. The Parties shall have the right to be represented by counsel. Any judgment or award rendered by the arbitrators shall be final and binding on the Parties, and shall be governed by the terms and conditions hereof, including the limitation on damages set forth in Article 14.  The Parties agree that such a judgment or award may be enforced in any court of competent jurisdiction. The statute of limitations of Belgian law applicable to the commencement of a lawsuit shall apply to the commencement of arbitration under this Article 18.2.2.  The arbitrators shall determine the allocation of costs and expenses and attorneys’ fees in the arbitration to be borne by each Party. All proceedings and decisions of the arbitrators shall be deemed Confidential Information (as defined in the Option, License and Collaboration Agreement) of each of the Parties, and shall be subject to Article 13 of the Option, License and Collaboration Agreement.

18.2.3           Articles 15.4 through 15.6 of the Option, License and Collaboration Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Agreement.

[Signature page follows.]

Done as of the date first written above in 2 originals, each Party acknowledging receipt of its own original.

Galapagos NV:

/s/ Onno van de Stolpe		/s/ Bart Filius
Name:	Onno van de Stolpe	Name:	Bart Filius

Title:	Director and Chief Executive Officer	Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Subscription Agreement]

Gilead Therapeutics A1 Unlimited Company

/s/ David Cadogan	/s/ Padraig Clancy
Name: David Cadogan	Name: Padraig Clancy

Title: Director	Title: Director

[Signature Page to Subscription Agreement]

Exhibit A

Form of Initial Warrants

[Attached]

INITIAL GILEAD WARRANT A

- issued by -

GALAPAGOS NV

- dated -

[date] 2019

i

GALAPAGOS NV

Limited Liability Company

Generaal De Wittelaan L11 A3, 2800 Mechelen (Belgium)
Register of Legal Persons VAT BE 0466.460.429 (Antwerp, division Mechelen)

INITIAL GILEAD WARRANT A

RECITALS

On 14 July 2019, Galapagos NV (hereafter further referred to as the “Company”), entered into a Subscription Agreement (as defined below) with Gilead Therapeutics A1 Unlimited Company (hereafter further referred to as the “Investor”). The Investor is an indirect wholly-owned subsidiary of Gilead Sciences, Inc. (hereafter further referred to as the “Parent Investor”), a U.S. corporation listed on the NASDAQ Stock Market and a research-based biopharmaceutical company focused on the discovery, development, and commercialisation of innovative medicines. Simultaneously with the execution of the Subscription Agreement, the Company and the Parent Investor also entered into an Option, License and Collaboration Agreement (as defined below). Pursuant to the Option, License and Collaboration Agreement, the Company agreed to discover, research, and develop molecules and products, and Parent Investor agreed to have an option to participate in the development and commercialisation of molecules and products, in each case, on the terms and conditions set forth in such agreement. Pursuant to the Subscription Agreement, the Investor agreed to make an investment into the share capital of the Company. The investment was effected on [date]. As part of the overall agreement between the Company, the Investor and the Parent Investor, the Subscription Agreement also provided for the issuance to the Investor of a number of warrants. The present terms and conditions (hereinafter referred to as the “Conditions”) contain the issue and exercise conditions of the Initial Gilead Warrant A issued by the Company, as contemplated by the Subscription Agreement. The issue of the Warrants is exclusively reserved to the Investor, in consideration of the subscription for shares and entry into the collaboration contemplated by the agreements referred to above.

1.                                      CERTAIN DEFINITIONS AND INTERPRETATION

1.1.                            Certain definitions

In these Conditions, the following words and expressions that are not defined elsewhere in these Conditions shall have the following meanings, save where the context requires otherwise:

“Acting in Concert” means, when used in relation to a person or entity, acting in concert (in onderling overleg handelende personen / personnes agissant de concert) in the sense of Article 3, §1, 5° of the Belgian Act of 1 April 2007 regarding public takeover bids, or Article 1, §2, 5° of the Belgian Royal Decree of 27 April 2007 regarding public takeover bids.

“Affiliate” means, when used with respect to a person or entity, any person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such person or entity, for so long as such control exists, regardless of whether such person or entity is or becomes an Affiliate on or after the date of the Subscription Agreement. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the

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management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

“Belgian Companies and Associations Code” means the Belgian Companies and Associations Code of 23 March 2019, as amended from time to time, and the rules and regulations promulgated thereunder.

“Belgian Companies Code” means the Belgian Companies Code of 7 May 1999, as amended from time to time, and the rules and regulations promulgated thereunder.

“Business Day” means a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in California, United States, (c) a bank or other public holiday in Brussels, Belgium, (d) a bank or other public holiday in Ireland or (e) the period commencing on December 25th and ending on January 1st (inclusive).

“Company” means Galapagos NV/SA, a corporation (naamloze vennootschap / société anonyme) organized and existing under the laws of Belgium, with registered office at Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, and registered with the Register of Legal Persons under enterprise number 0466.460.429 (Antwerp, division Mechelen).

“Conditions” means the present terms and conditions of the Warrants.

“Equity Security” means (a) any Share, and (b) any other security, financial instrument, certificate and other right (including options, futures, swaps and other derivatives) issued or, with respect to options, futures, swaps and other derivatives, contracted by the Company and representing, being exercisable, convertible or exchangeable into or for, or otherwise providing a right to acquire, directly or indirectly, any of the Equity Securities referred to in (a).

“Exercise Account” has the meaning as defined in Article 7.2(b).

“Exercise Date” has the meaning as defined in Article 7.1(b).

“Exercise Notice” has the meaning as defined in Article 7.1(a).

“Exercise Price” means the exercise price of the Warrant, per Share that shall be subscribed for upon an exercise of the Warrant in relation to such Shares, as determined pursuant to Article 5.

“Expiry Date” has the meaning as defined in Article 3(a).

“Gilead Warrant” means each of the Initial Gilead Warrants and Subsequent Gilead Warrant B.

“Initial Gilead Warrant” means each of the warrants (inschrijvingsrechten or warrants / droits de souscription) issued by the Company on the Issue Date to the Investor, and named, respectively, the “Initial Gilead Warrant A” and “Initial Gilead Warrant B”.

“Investor” means Gilead Therapeutics A1 Unlimited Company, an unlimited liability company formed under the laws of Ireland, registered with Ireland’s Companies Registration Office under number 615395.

“Issue Date” means the date on which the Warrant has been issued by the extraordinary general shareholders’ meeting of the Company, i.e. [date].

“Notice” has the meaning given to it in Article 10.6.

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“Option, License and Collaboration Agreement” means the option, license and collaboration agreement, dated 14 July 2019, by and between the Company and the Parent Investor.

“Parent Investor” means Gilead Sciences, Inc., a corporation incorporated under the laws of Delaware.

“Reference Date” means [date], being the date on which the Subscription Shares were issued by the Company and were subscribed for by the Investor pursuant to the Subscription Agreement.

“Reference Exercise Price” means a price, per Share subscribed for upon an exercise of the Warrant in relation to such Shares, that shall be equal to EUR 140.59, being the issue price, on a per Share basis, that was paid by the Investor with respect to the Subscription Shares that were issued to the Investor on the Reference Date pursuant to the Subscription Agreement.

“Share” means any share (aandeel / action) outstanding from time to time representing the Company’s share capital.

“Share Reorganisation” has the meaning given to it in Article 8.2(a).

“Subscription Agreement” means the subscription agreement, dated 14 July 2019, by and between the Company and the Investor, in relation to the subscription by the Investor for the Subscription Shares and the Initial Gilead Warrants and Subsequent Gilead Warrant B.

“Subscription Shares” means the [6,828,985] Shares that were issued by the Company and subscribed for by the Investor on the Reference Date pursuant to the Subscription Agreement.

“Subsequent Gilead Warrant B” means the warrant (inschrijvingsrecht or warrant / droit de souscription), named “Subsequent Gilead Warrant B” to be issued by the Company to the Investor pursuant to the Subscription Agreement.

“Succession Transaction” has the meaning given to it in Article 8.3(a).

“Successor Company” has the meaning given to it in Article 8.3(a).

“Term” means the term of the Warrant as referred to in Article 3.

“Warrant” means the Initial Gilead Warrant, named “Initial Gilead Warrant A.

“Warrant Limit” has the meaning given to it in Article 4.1(a).

1.2.                            Headings

Headings and the table of contents used in these Conditions are for convenience purposes only and shall not affect the construction or interpretation of these Conditions.

1.3.                            Meaning of references

Unless the context does not so permit, or save where specifically indicated otherwise:

(a)                                 references to Articles are to Articles in these Conditions, and references to sub-Articles or paragraphs are to sub-Articles or paragraphs of the Article in which such references appear;

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(b)                                 the words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, “herewith” and words of similar import shall refer to these Conditions as a whole and not to any particular Article, paragraph or other subdivision;

(c)                                  references to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation, and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(d)                                 any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

(e)                                  references to any statute, regulation or statutory provision shall be deemed to include reference to any statute, regulation or statutory instrument which amends, extends, consolidates or replaces the same (or shall have done so) and to any other regulation, statutory instrument or other subordinate legislation made thereunder or pursuant thereto, provided that no such reference shall include any amendment, extension or replacement of the same with retrospective effect;

(f)                                   all periods of time set out herein shall be calculated from midnight to midnight local time in Brussels, Belgium. They shall start on the day following the day on which the event triggering the relevant period of time has occurred. The expiration date shall be included in the period of time. If the expiration date is not a Business Day, it shall be postponed until the next Business Day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. All periods of time consisting of a number of months (or years) shall be calculated from the day in the month (or year) when the triggering event has occurred until the eve of the same day in the following month(s) (or year(s)) (“van de zoveelste tot de dag vóór de zoveelste” / “de quantième à veille de quantième”).

1.4.                            Fractional value of Shares

For the purpose of these Conditions, the fractional value (fractiewaarde / pair comptable) of the Company’s Shares from time to time shall be determined as a fraction, (a) the numerator of which is the amount of the Company’s share capital at that time, and (b) the denominator of which is the aggregate number of actually issued and outstanding Shares of the Company at that time.

1.5.                            Language

The Conditions have been prepared in English and a Dutch translation will be prepared. In the case of discrepancies between the English and the Dutch version, the English version shall prevail between the parties hereto to the fullest extent possible and permitted by Belgian law. Notwithstanding the foregoing, Belgian legal concepts which are expressed in English language terms, are to be interpreted in accordance with the Belgian legal terms to which they refer, and the use herein of Dutch and/or French words in these Conditions as translation for certain words or concepts shall be conclusive in the determination of the relevant legal concept under Belgian law of the words or concepts that are so translated herein.

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2.                                      ISSUANCE, NATURE AND FORM OF THE WARRANT

2.1.                            Issuance and nature

(a)                                 The Warrant has been issued, without any additional consideration being due by the Investor or any of its Affiliates, pursuant to a resolution of the extraordinary general shareholders’ meeting of the Company held on the Issue Date, with dis-application of the statutory preferential subscription rights of the shareholders of the Company for the benefit of the Investor.

(b)                                 Subject to, and in accordance with, the terms and conditions set forth in these Conditions, the Warrant confers the right (but not the obligation) on the holder thereof to subscribe, upon any exercise of the Warrant, for a number of new Shares to be issued by the Company.

(c)                                  Except as otherwise provided under Belgian law, the holder of the Warrant is no shareholder of the Company solely by virtue of holding the Warrant, and therefore does not have the rights of a shareholder in relation to the Shares to be issued or delivered to the holder of the Warrant upon an exercise of the Warrant until the exercise of the Warrant and the issue or delivery of the relevant Shares.

2.2.                            Registered form

The Warrant is in registered form. In accordance with applicable law, the Warrant is recorded in a warrant register book, which is kept at the registered office of the Company. The Warrant cannot be converted into a bearer instrument or in dematerialized form.

2.3.                            Transferability of the Warrant

The Warrant shall be transferrable in the same manner and in accordance with the same rules as those that apply (mutatis mutandis) to the Subscription Shares pursuant to the Subscription Agreement. Transfers of the Warrant that do not comply with this Article 2.3 are not enforceable vis-à-vis the Company.

2.4.                            No listing of the Warrant

The Warrant shall not be listed at any time on a securities exchange, regulated market or similar securities market.

3.                                      TERM OF THE WARRANT

(a)                                 The Warrant has a term (the “Term”) starting as of the Issue Date and ending on 11:59 p.m. on the date which falls one (1) year after the Issue Date (the “Expiry Date”).

(b)                                 The Warrant automatically lapses and becomes invalid (vervallen) by operation of law on 11:59 p.m. of the Expiry Date.

(c)                                  Subject to and in accordance with the terms and conditions set forth in these Conditions, the Warrant can be exercised at one or several occasions at any time during the Term.

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4.                                      SHARES

4.1.                            Number of Shares issuable upon an exercise of the Warrant

(a)                                 Subject to the terms and conditions set forth in these Conditions, the Warrant entitles the holder thereof to subscribe, during the entire Term of the Warrant, upon each exercise of the Warrant, for a maximum number of Shares (the “Warrant Limit”) that is, in the aggregate with respect to each exercise of the Warrant, sufficient to bring the number of Shares owned by the Investor, the Parent Investor and any of their Affiliates to 25.1% of the actually issued and outstanding Shares immediately after the issue of the Shares that are to be issued upon the relevant exercise of the Warrant (rounded down to the nearest whole Share).

(b)                                 Notwithstanding the provisions of paragraph (a), if and as long as the person or entity exercising the Warrant is not the Investor, the Parent Investor or an Affiliate of the Investor or Parent Investor, the Warrant Limit shall be equal to one (1) Share. The provisions of paragraph (a) of this Article 4.1 will again apply when the person or entity exercising the Warrant is the Investor, the Parent Investor or any Affiliate of the Investor and the Parent Investor.

(c)                                  The Warrant can be exercised at one or several occasions during the entire Term, but not more than once per period of three (3) months; provided that such limitation on the frequency of exercising the Warrant shall not apply within a given three (3) month period in which there has been already an exercise of the Warrant to the extent that within such three (3) month period there has been a material development regarding the Company or the trading of Shares or if the Company or any other person or entity (other than the Investor, the Parent Investor, any of the Affiliates of the Investor or Parent Investor, or any party Acting in Concert with the Investor, the Parent Investor or any Affiliate of the Investor or the Parent Investor) provides notice that it intends to convene, requests to convene, or convenes, a meeting of shareholders. On each occasion the Warrant is exercised, the number of Shares that the holder of the Warrant will be entitled to subscribe for, will, in the aggregate with respect to such exercise of the Warrant, be limited to the then applicable Warrant Limit. The Warrant shall remain outstanding for the remaining duration of the Term even if exercised for a number of Shares that is equal to the then applicable Warrant Limit.

(d)                                 The Warrant can only be exercised for a whole number of Shares, and not with respect to fractions of Shares.

4.2.                            Nature and form of the Shares

(a)                                 Each new Share to be issued by the Company upon each exercise of the Warrant shall have the same rights and benefits as, and rank pari passu in all respects including as to entitlement to dividends and other distributions, with the existing and outstanding Shares at the moment of their issue and will be entitled to dividends and other distributions in respect of which the relevant record date or due date falls on or after the date of their issue.

(b)                                 Notwithstanding any other provision of these Conditions, upon each exercise of the Warrant, the Company shall have the right, to be determined by it in its discretion, to deliver a number of existing Shares in lieu of (all or a portion of) the new Shares that would otherwise need to be issued upon such exercise of the Warrant, provided that (i) such existing Shares confer the rights referred to in paragraph (a) and (ii) the delivery of such number of existing Shares (together with any new Shares issued upon such exercise of the Warrant) results in the Investor, the Parent Investor and any

6

of their Affiliates owning the same percentage of Shares of the actually issued and outstanding Shares of the Company immediately after the issue of the Shares that had to be issued upon such exercise of the Warrant, rounded down to the nearest whole Share, that they would otherwise own if only new Shares were to have been issued upon such exercise of the Warrant. The holder of the Warrant cannot be obliged to pay a price per Share for the delivery of existing Shares that is higher than the applicable Exercise Price.

(c)                                  The Shares to be delivered upon each exercise of the Warrant shall be delivered in registered form.

4.3.                            Listing of the Shares

If the admission of the Shares that are to be issued upon an exercise of the Warrant to trading on the regulated markets of Euronext Brussels and Euronext Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time) legally requires a listing prospectus, the Company shall use reasonable efforts to obtain such admission within ninety (90) days following the issue of such Shares. In such event, the effective admission to listing will be subject to regulatory approval of the listing prospectus.

If the admission of the Shares that are to be issued upon an exercise of the Warrant to trading on the regulated markets of Euronext Brussels and Euronext Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time) does not legally require a listing prospectus, the Company shall cause such admission as soon as practicable after the issue of such Shares, and in any event no later than five (5) Business Days after the issue of such Shares.

5.                                      EXERCISE PRICE

The Exercise Price of the Warrant shall, per Share that shall be subscribed for upon an exercise of the Warrant in relation to such Shares, be equal to the Reference Exercise Price.

6.                                      SPECIFIC CONDITIONS

(a)                                 Upon subscription for the Warrant and when exercising the Warrant, the holder of the Warrant will comply with (i) the Belgian Act of 2 May 2007 regarding the disclosure of important participations in issuers of which shares are admitted to trading on a regulated market and miscellaneous provisions as amended from time to time, and the rules and regulations promulgated thereunder, and (ii) insider trading and/or dealings or transactions in the securities of the Company, including notably Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, and the relevant regulations, directives and other rules promulgated thereunder, as well as similar rules and regulations elsewhere in other jurisdictions.

(b)                                 During the Term, the Investor shall, upon written request from the Company, provide the Company within five (5) Business Days, the aggregate number of Equity Securities owned by the Investor, the Parent Investor and their Affiliates to the extent calculable (it being understood that the Warrants can be described without calculating a number of shares issuable thereunder). During the Term, the Company shall provide the Investor with notice of any exercise or conversion of any options, warrants, convertible securities or other right to acquire, directly or indirectly, any of the new

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shares of the Company by any person or entity (other than the Investor, the Parent Investor and their Affiliates) within five (5) Business Days after such exercise or conversion.

7.                                      EXERCISE OF THE WARRANT

7.1.                            Exercise Notice

(a)                                 The Warrant can only be exercised by means of a written notice to the Company (the “Exercise Notice”). The Exercise Notice must be served on the Company in accordance with the provisions of Article 10.6.

(b)                                 The date on which the Exercise Notice with respect to a specific exercise of the Warrant shall have been served (or be deemed served) on the Company pursuant to Article 10.6 shall be the exercise date of the Warrant with respect to that exercise (the “Exercise Date”).

(c)                                  The Exercise Notice must state (i) the number of Shares with respect to which the Warrant is exercised at that occasion, and (ii) the applicable aggregate Exercise Price, as determined in accordance with the provisions of these Conditions. The Exercise Date should fall within the Term.

(d)                                 If the number of Shares with respect to which the Warrant is exercised as indicated in the Exercise Notice exceeds the then applicable Warrant Limit, the Warrant shall be deemed exercised with respect to the number of Shares just below the then applicable Warrant Limit only. The Company shall   as soon as practical, and in any event before the expiry of the term within which the relevant Shares are to be issued to the holder of the Warrant pursuant to Article 7.3 of these Conditions, notify the holder of the Warrant thereof in accordance with the provisions of Article 10.6, which notification shall include the reasoned calculation of the then applicable Warrant Limit.

(e)                                  Upon receipt of the Exercise Notice, the Company may request the holder of the Warrant in writing to provide to the Company with such further declarations and documents, which are necessary to comply with all applicable legal and regulatory provisions in connection with the exercise of the Warrant and the issue or delivery of the Shares resulting therefrom, including pursuant to Article 6(b) of these Conditions.

7.2.                            Payment of the Exercise Price

(a)                                 Upon each exercise of the Warrant, the applicable aggregate Exercise Price must be paid by means of a payment in cash.

(b)                                 The aggregate Exercise Price shall be paid to the Euro-denominated blocked account in the Company’s name with KBC Bank NV ([***]) (the “Exercise Account”).

(c)                                  The amount of the applicable aggregate Exercise Price must be paid by means of a wire transfer of such amount in immediately available funds in euro to the Exercise Account.

(d)                                 If the applicable aggregate Exercise Price is not paid in accordance with paragraph (c) within a term of ten (10) Business Days following the date on which the Company shall have notified the holder of the Warrant of the details of the Exercise Account in accordance with paragraph (b), the Warrant shall be deemed not to have been exercised, without prejudice to the right of the holder of the Warrant to exercise the

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Warrant at later occasions until the Expiry Date subject to and in accordance with the terms and conditions set forth in these Conditions.

7.3.                            Issue and delivery of the Shares

(a)                                 The Company shall only be obliged to issue Shares upon an exercise of the Warrant provided that (i) the relevant Exercise Notice has been made in accordance with Article 7.1, and (ii) the applicable aggregate Exercise Price has been paid in accordance with the provisions of Article 7.2. Subject to the foregoing, the Company shall issue or deliver the relevant Shares as soon as practicable, but in any event no later than the later of (x) six (6) calendar days after the Exercise Date, and (y) the day other than (a) a Saturday or a Sunday or (b) a bank or other public holiday in Belgium following the receipt of the applicable aggregate Exercise Price on the Exercise Account.

(b)                                 The Company shall take all steps and carry out all formalities that shall be required by virtue of these Conditions, the Company’s articles of association and applicable law in order to issue the new Shares upon an exercise of the Warrant (without prejudice, however, to the right of the Company to deliver existing Shares in accordance with the provisions of Article 4.2(b)).

(c)                                  In accordance with applicable law, upon each exercise of the Warrant, the capital increase and issue of new Shares resulting therefrom (as relevant) shall be formally recorded before a notary public by one authorised representative of the Company.

7.4.                            Allocation of the Exercise Price

(a)                                 Each time upon an exercise of the Warrant and the issue of new Shares pursuant to these Conditions, the applicable aggregate Exercise Price shall be allocated to the share capital of the Company. If the applicable Exercise Price per Share issued is greater than the fractional value of the existing Shares immediately prior to the capital increase, then the applicable aggregate Exercise Price shall be allocated in such a manner that per Share issued (i) a part of the applicable aggregate Exercise Price equal to the fractional value of the existing Shares immediately prior to the capital increase shall be booked as share capital, and (ii) the balance of the applicable aggregate Exercise Price shall be booked as issue premium. Such issue premium shall be accounted for on the liabilities side of the Company’s balance sheet as net equity. The account on which the issue premium shall be booked shall, like the share capital, serve as the guarantee for third parties and, save for the possibility of a capitalisation of those reserves, can only be reduced on the basis of a valid resolution of the general shareholders’ meeting passed in the manner required for an amendment to the Company’s articles of association.

(b)                                 Following the issue of new Shares and the capital increase resulting therefrom, each of the Shares (existing and new) shall represent the same fraction of the Company’s share capital.

8.                                      ADJUSTMENTS

8.1.                            General

(a)                                 Notwithstanding Article 501, paragraph 1 of the Belgian Companies Code (or its successor provision Article 7:71, §1 under the Belgian Companies and Associations Code), and with the exception of the issue of any Shares with a different fractional value (fractiewaarde) than the then existing Shares or with a par value (nominale

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waarde), of any securities with voting rights other than Shares or of any Equity Securities in relation to any Shares with a different fractional value (fractiewaarde) than the then existing Shares or with a par value (nominale waarde) or any securities with voting rights other than Shares and any reclassification of existing Shares (which shall not be permitted pursuant to this Article 8.1(a), the Company may proceed with all actions that it deems appropriate in relation to its capital, its articles of association, its financial condition, even if such actions lead to a reduction of the benefits allocated to the Warrant, including but not limited to, mergers or acquisitions, capital increases or reductions (including those subject to conditions precedent), the incorporation of reserves into the capital with or without the issue of new Shares, the issue of dividends or other distributions, the issue of other Equity Securities and the amendment of arrangements or provisions relating to the distribution of profits or liquidation proceeds, provided, however, that (i) the terms of the Warrant may not be amended without Investor’s written consent, and (ii) that Shares issued or issuable under the Warrant shall not be treated differently (had they already been issued at that time) than other Shares already issued. If the rights of the holder of the Warrant are affected by an action or transaction permitted by the immediately preceding sentence, the holder of the Warrant will not be entitled to a change of the Exercise Price, the Reference Exercise Price or the Warrant Limit, an amendment to the Conditions or any other form of compensation (financial or otherwise) unless (i) specifically provided for in Articles 8.2 and 8.3 of these Conditions and/or (ii) such action or transaction was undertaken with the primary purpose of adversely affecting the rights or value of the Warrant.

(b)                                 The provisions of this Article 8 are without prejudice to the provisions of the Subscription Agreement (such as the anti-dilution protection).

8.2.                            Adjustments for Share Reorganisations

(a)                                 If at any time as of the Issue Date up to the Expiry Date there is a change of the fractional value of the Shares as a result of a consolidation (or reverse stock split), a subdivision (or stock split) or otherwise, in each such case without increase or reduction of the Company’s share capital (each such transaction a “Share Reorganisation”), the Warrant Limit shall not be affected (since it is expressed as a percentage of the actually issued and outstanding Shares). In addition, the Exercise Price of the Warrant (i.e. on a per Share basis) shall be divided by a fraction, (A) the numerator of which is equal to the fractional value of the outstanding Shares of the Company immediately before to the Share Reorganisation, and (B) the denominator of which is equal to the fractional value of the outstanding Shares of the Company immediately after the Share Reorganisation.

(b)                                 Any adjustment made pursuant to paragraph (a) of this Article 8.2 shall become effective immediately after the effective date of the relevant Share Reorganisation that gives rise to such adjustment. The Company shall notify the holder of the Warrant of such adjustment by written notice as soon as practicable after the effective date of the Share Reorganisation concerned.

8.3.                            Adjustments for mergers and de-mergers

(a)                                 If at any time as of the Issue Date up to the Expiry Date there is a merger (fusie / fusion) of the Company with or into another legal person or entity whereby the Company is not the surviving entity or a de-merger (splitsing / scission) in whole or in part, whereby in each of these cases the Shares of the Company are exchanged into, or the shareholders of the Company receive, shares, other securities, cash or

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other property of one or more other legal persons or entities (each such legal person or entity a “Successor Company”) as a result of such merger or de-merger (each such transaction a “Succession Transaction”), then the Warrant shall be replaced by (or, if the Company survives, to the holder of the Warrant shall be issued) one or more warrants to be issued by each of the respective Successor Companies that give right to such respective shares, other securities, cash or other property that the holder of the Warrant concerned had been entitled to receive if the Warrant had been exercised in full up to the Warrant Limit immediately before to the occurrence of the Succession Transaction concerned but after giving effect to dilution upon the exercise or conversion of all rights to acquire Shares that are exercised or converted in connection with such transaction. The number of warrants to be so issued in replacement of the Warrant (or, if the Company survives, to be so issued), as well as the terms and conditions of such warrants (including the Exercise Price and the Warrant Limit) will need to be, as a whole, equivalent to the terms and conditions of the Warrant and have economically substantially the same effect for the holder of the Warrant concerned.

(b)                                 An adjustment made pursuant to paragraph (a) of this Article 8.3 shall become effective upon, and subject to, the completion of the Succession Transaction that gives rise to such adjustment. The Company (or the respective Successor Companies, as the case may be) shall notify the holder of the Warrant of such adjustment as soon as practicable after the completion of the Succession Transaction concerned.

(c)                                  In the case of any merger or de-merger of the Company as contemplated by paragraph (a) of this Article 8.3, the Company must procure that the successor or acquiring persons or entities shall expressly assume the due observance and performance of the covenants and obligations set out in the Conditions.

9.                                      REPRESENTATIONS AND WARRANTIES

9.1.                            Representations and Warranties of the Company

Upon each exercise of the Warrant, the Company shall be deemed to represent and warrant to the holder of the Warrant on the date of the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant:

(a)                                 Incorporation. It is duly incorporated and validly existing and in good standing under the laws of Belgium, with full power and authority to conduct its business and is not in violation of any of the provisions of its organisational documents.

(b)                                 Validity of Shares and Absence of Breach. Each Share to be issued or delivered by the Company upon such exercise of the Warrant, and, with respect to new Shares only, as of when issued and paid for in accordance with these Conditions, are validly and duly issued and fully paid ordinary shares of the Company in accordance with the applicable provisions of the Company’s organisational documents and Belgian law, having the same fractional value (fractiewaarde) as the then existing Shares, and free and clear of all liens, pledges, encumbrances, mortgages, security interests, or easement or transfer restrictions of any nature whatsoever (other than those that find their origin solely with the holder of the Warrant and save for the transfer restrictions referred to in the Subscription Agreement, as the case may be). The issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant will not result in a breach of, default under any material agreement to which the Company is a party or the Company’s organisational documents or any law, regulation or stock exchange rule, or give rise to the activation of any material rights

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of third parties under any agreement, law, rule or regulation binding on the Company or any of its subsidiaries.

(c)                                  Consents. All necessary consents, authorisations, notification, actions or things required to be taken, fulfilled or done under Belgian law or any of the Antitrust Laws (as defined in the Option, License and Collaboration Agreement) (including, without limitation, the obtaining of any consent or license or the making of any filing or registration) for the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant, the actions contemplated by these Conditions and the Warrant or the compliance by the Company with the terms of these Conditions and the Warrant will, save as otherwise set forth in these Conditions in Article 4.3, be in full force and effect.

(d)                                 Brokers and Finders. No person will have, as a result of the exercise of the Warrant, any right, interest or claim against or upon the holder of the Warrant for any commission, fee or other compensation relating to the Shares to be issued or delivered by the Company upon such exercise of the Warrant.

9.2.                            Representations and Warranties of the holder of the Warrant

Upon each exercise of the Warrant, the holder of the Warrant shall be deemed to represent and warrant to the Company on the date of the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant:

(a)                                 Incorporation. It is duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to conduct its business and is not in violation of any of the provisions of its organisational documents.

(b)                                 Consents. All necessary consents, authorisations, notification, actions or things required to be taken, fulfilled or done under the law applicable to its jurisdiction of organisation or incorporation, or any of the Antitrust Laws (as defined in the Option, License and Collaboration Agreement) (including, without limitation, the obtaining of any consent or license or the making of any filing or registration) for the exercise of the Warrant, the actions contemplated by these Conditions and the Warrant or the compliance by the Warrant holder with the terms of these Conditions and the Warrant will, save as otherwise set forth in those Conditions in Article 4.3, be in full force and effect.

(c)                                  Information. Without taking into account the Warrants or the shares issuable (but not yet issued) thereunder, except to give effect to the issue and delivery of the Shares to be issued or delivered by the Company to the Investor upon the particular exercise of the Warrant that occurs on the date that this representation and warranty is made, the Investor, the Parent Investor, and their respective Affiliates do not, directly or indirectly, own, or have the right to acquire, voting securities of the Company in excess of the Warrant Limit (assuming the exercise, conversion or exchange of any Equity Securities (other than the Warrants except as described in this Article 9.2(c)) held by any of them at that time that are exercisable, convertible or exchangeable into or for shares of the Company at that time) (the resulting number of securities rounded down).

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10.                               MISCELLANEOUS

10.1.                     Binding nature of the Conditions

In the case of subscription for the Warrant, the subscriber shall be bound by, and deemed to have accepted, the present Conditions. In the event of a transfer of the Warrant (or any right thereto), the acquirer or transferee shall be bound by, and deemed to have accepted, the present Conditions.

10.2.                     Severability

Whenever possible, the provisions of the Conditions shall be interpreted in such a manner that they are valid and enforceable under the applicable legislation.

If any provision in these Conditions is held to be illegal, invalid or unenforceable, in whole or in part, under any applicable law, then such provision or part of it shall be deemed not to form part of these Conditions, and the legality, validity or enforceability of the remainder of these Conditions shall not be affected.

In that event, the illegal, invalid or non-enforceable provision or part thereof is automatically replaced with the legal, valid and enforceable provision that is the closest to the original provision or part thereof as regards content, bearing and intention.

10.3.                     Specific Enforcement

Notwithstanding anything in these Conditions to the contrary, nothing in these Conditions shall in any way limit the ability of the Company and the holder of the Warrant to seek or obtain from any court of competent jurisdiction any remedies available at law or in equity (including injunctive relief) to enforce any covenant or agreement of the holder of the Warrant respectively the Company hereunder.

10.4.                     Costs and expenses

The Company shall pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in Belgium on or in connection with the issue or delivery of the Shares upon each exercise of the Warrant. The Company shall also pay all costs associated with the listing of the relevant Shares on the regulated markets of Euronext Brussels and Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time).

10.5.                     Governing law and jurisdiction

The Conditions and the Warrant and any non-contractual obligations arising out of or in connection with each of them are governed by, and are to be construed in accordance with, Belgian law.

Any dispute, controversy, difference or claim which may arise between the Company and the holder of the Warrant out of or in relation to or in connection with the Conditions or the Warrant (including arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application, exercise, expiry or termination of the Conditions or the Warrant), shall be settled by binding arbitration in accordance with the applicable rules of the International Chamber of Commerce (“ICC Rules”) by three (3) arbitrators, one chosen by the holder of the Warrant, one chosen by the Company and the third chosen by mutual agreement of the first two, and otherwise in accordance with the ICC Rules. The arbitrators shall have significant experience and shall have expertise in Belgian corporate law. Each of the Company and the holder of the Warrant may refer such dispute to

13

arbitration by submitting a written notice of such request to the holder of the Warrant respectively the Company. The place of arbitration shall be New York and the language (including all testimony, evidence and written documentation) shall be English. The arbitrators shall establish procedures to facilitate and complete such arbitration as soon and efficiently as practicable. Unless the arbitrators expressly determine otherwise, neither the Company nor the holder of the Warrant shall be required to give general discovery of documents, but may be required only to produce specific, identified documents that are relevant to the dispute. Each of the Company and the holder of the Warrant shall have the right to be represented by counsel. Any judgment or award rendered by the arbitrators shall be final and binding on the Company and the holder of the Warrant, and shall be governed by the terms and conditions hereof and the limitation on damages set forth in Article 13 of the Subscription Agreement. The parties hereto agree that such a judgment or award may be enforced in any court of competent jurisdiction. The statute of limitations of Belgian law applicable to the commencement of a lawsuit shall apply to the commencement of arbitration. The arbitrators shall determine the allocation of costs and expenses and attorneys’ fees in the arbitration to be borne by each of the Company and the holder of the Warrant. All proceedings and decisions of the arbitrators shall be deemed Confidential Information (as set out in the Subscription Agreement) of each of the Company and the holder of the Warrant, and shall be subject to Article 13 of the Option, License and Collaboration Agreement.

10.6.                     Notices

Any notice, notification, demand or other communication (“notice”) to be given under these Conditions shall be in writing, shall specifically refer to these Conditions, and shall be addressed to the appropriate party at the address specified below or such other address as may be specified by such party in writing in accordance with this Article 10.6, and shall be deemed to have been given for all purposes (i) when received, if hand-delivered, sent by a reputable international expedited delivery service or sent by facsimile (with transmission confirmed), or (ii) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. Any notice delivered by facsimile shall be confirmed by a hard copy delivered by a reputable international expedited delivery service as soon as practicable thereafter. The current details for notices are:

(a)                                 if to the Company: the address of the Company’s registered office, with the notice made for the attention of the General Counsel of the Company, or the address for notices to the Company pursuant to the Subscription Agreement.

(b)                                 if to the holder of the Warrant: to such holder’s address as set out in the warrant register book, or the address for notices to such party (as the case may be) pursuant to the Subscription Agreement.

*                                         *                                         *

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INITIAL GILEAD WARRANT B

- issued by -

GALAPAGOS NV

- dated -

[date] 2019

i

GALAPAGOS NV

Limited Liability Company

Generaal De Wittelaan L11 A3, 2800 Mechelen (Belgium)
Register of Legal Persons VAT BE 0466.460.429 (Antwerp, division Mechelen)

INITIAL GILEAD WARRANT B

RECITALS

On 14 July 2019, Galapagos NV (hereafter further referred to as the “Company”), entered into a Subscription Agreement (as defined below) with Gilead Therapeutics A1 Unlimited Company (hereafter further referred to as the “Investor”). The Investor is an indirect wholly-owned subsidiary of Gilead Sciences, Inc. (hereafter further referred to as the “Parent Investor”), a U.S. corporation listed on the NASDAQ Stock Market and a research-based biopharmaceutical company focused on the discovery, development, and commercialisation of innovative medicines. Simultaneously with the execution of the Subscription Agreement, the Company and the Parent Investor also entered into an Option, License and Collaboration Agreement (as defined below). Pursuant to the Option, License and Collaboration Agreement, the Company agreed to discover, research, and develop molecules and products, and Parent Investor agreed to have an option to participate in the development and commercialisation of molecules and products, in each case, on the terms and conditions set forth in such agreement. Pursuant to the Subscription Agreement, the Investor agreed to make an investment into the share capital of the Company. The investment was effected on [date]. As part of the overall agreement between the Company, the Investor and the Parent Investor, the Subscription Agreement also provided for the issuance to the Investor of a number of warrants. The present terms and conditions (hereinafter referred to as the “Conditions”) contain the issue and exercise conditions of the Initial Gilead Warrant B issued by the Company, as contemplated by the Subscription Agreement. The issue of the Warrants is exclusively reserved to the Investor, in consideration of the subscription for shares and entry into the collaboration contemplated by the agreements referred to above.

1.                                      CERTAIN DEFINITIONS AND INTERPRETATION

1.1.                            Certain definitions

In these Conditions, the following words and expressions that are not defined elsewhere in these Conditions shall have the following meanings, save where the context requires otherwise:

“Acting in Concert” means, when used in relation to a person or entity, acting in concert (in onderling overleg handelende personen / personnes agissant de concert) in the sense of Article 3, §1, 5° of the Belgian Act of 1 April 2007 regarding public takeover bids, or Article 1, §2, 5° of the Belgian Royal Decree of 27 April 2007 regarding public takeover bids.

“Affiliate” means, when used with respect to a person or entity, any person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such person or entity, for so long as such control exists, regardless of whether such person or entity is or becomes an Affiliate on or after the date of the Subscription Agreement. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the

1

management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

“Belgian Companies and Associations Code” means the Belgian Companies and Associations Code of 23 March 2019, as amended from time to time, and the rules and regulations promulgated thereunder.

“Belgian Companies Code” means the Belgian Companies Code of 7 May 1999, as amended from time to time, and the rules and regulations promulgated thereunder.

“Business Day” means a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in California, United States, (c) a bank or other public holiday in Brussels, Belgium, (d) a bank or other public holiday in Ireland or (e) the period commencing on December 25th and ending on January 1st (inclusive).

“Company” means Galapagos NV/SA, a corporation (naamloze vennootschap / société anonyme) organized and existing under the laws of Belgium, with registered office at Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, and registered with the Register of Legal Persons under enterprise number 0466.460.429 (Antwerp, division Mechelen).

“Conditions” means the present terms and conditions of the Warrants.

“Equity Security” means (a) any Share, and (b) any other security, financial instrument, certificate and other right (including options, futures, swaps and other derivatives) issued or, with respect to options, futures, swaps and other derivatives, contracted by the Company and representing, being exercisable, convertible or exchangeable into or for, or otherwise providing a right to acquire, directly or indirectly, any of the Equity Securities referred to in (a).

“Exercise Account” has the meaning as defined in Article 7.2(b).

“Exercise Date” has the meaning as defined in Article 7.1(b).

“Exercise Notice” has the meaning as defined in Article 7.1(a).

“Exercise Price” means the exercise price of the Warrant, per Share that shall be subscribed for upon an exercise of the Warrant in relation to such Shares, as determined pursuant to Article 5.

“Expiry Date” has the meaning as defined in Article 3(a).

“Gilead Warrant” means each of the Initial Gilead Warrants and Subsequent Gilead Warrant B.

“Initial Gilead Warrant” means each of the warrants (inschrijvingsrechten or warrants / droits de souscription) issued by the Company on the Issue Date to the Investor, and named, respectively, the “Initial Gilead Warrant A” and “Initial Gilead Warrant B”.

“Investor” means Gilead Therapeutics A1 Unlimited Company, an unlimited liability company formed under the laws of Ireland, registered with Ireland’s Companies Registration Office under number 615395.

“Issue Date” means the date on which the Warrant has been issued by the extraordinary general shareholders’ meeting of the Company, i.e. [date].

“Notice” has the meaning given to it in Article 10.6.

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“Option, License and Collaboration Agreement” means the option, license and collaboration agreement, dated 14 July 2019, by and between the Company and the Parent Investor.

“Parent Investor” means Gilead Sciences, Inc., a corporation incorporated under the laws of Delaware.

“Reference Date” means [date], being the date on which the Subscription Shares were issued by the Company and were subscribed for by the Investor pursuant to the Subscription Agreement.

“Reference Exercise Price” means a price, per Share subscribed for upon an exercise of the Warrant in relation to such Shares, that shall be equal to the greater of (i) 120% multiplied by the arithmetic mean of the daily volume weighted average trading price of the Company’s Shares as traded on Euronext Brussels and Euronext Amsterdam (or such other regulated markets on which the Company’s Shares will be trading at that time) on each of the trading days during the period of 30 calendar days ending on the calendar day immediately preceding the date of the Exercise Notice with respect to such exercise, and (ii) EUR 140.59, being the issue price, on a per Share basis, that was paid by the Investor with respect to the Subscription Shares that were issued to the Investor on the Reference Date pursuant to the Subscription Agreement.

“Share” means any share (aandeel / action) outstanding from time to time representing the Company’s share capital.

“Share Reorganisation” has the meaning given to it in Article 8.2(a).

“Subscription Agreement” means the subscription agreement, dated 14 July 2019, by and between the Company and the Investor, in relation to the subscription by the Investor for the Subscription Shares and the Initial Gilead Warrants and Subsequent Gilead Warrant B.

“Subscription Shares” means the [6,828,985] Shares that were issued by the Company and subscribed for by the Investor on the Reference Date pursuant to the Subscription Agreement.

“Subsequent Gilead Warrant B” means the warrant (inschrijvingsrecht or warrant / droit de souscription), named “Subsequent Gilead Warrant B” to be issued by the Company to the Investor pursuant to the Subscription Agreement.

“Succession Transaction” has the meaning given to it in Article 8.3(a).

“Successor Company” has the meaning given to it in Article 8.3(a).

“Term” means the term of the Warrant as referred to in Article 3.

“Warrant” means the Initial Gilead Warrant, named “Initial Gilead Warrant B”.

“Warrant Limit” has the meaning given to it in Article 4.1(a).

1.2.                            Headings

Headings and the table of contents used in these Conditions are for convenience purposes only and shall not affect the construction or interpretation of these Conditions.

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1.3.                            Meaning of references

Unless the context does not so permit, or save where specifically indicated otherwise:

(a)                                 references to Articles are to Articles in these Conditions, and references to sub-Articles or paragraphs are to sub-Articles or paragraphs of the Article in which such references appear;

(b)                                 the words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, “herewith” and words of similar import shall refer to these Conditions as a whole and not to any particular Article, paragraph or other subdivision;

(c)                                  references to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation, and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(d)                                 any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

(e)                                  references to any statute, regulation or statutory provision shall be deemed to include reference to any statute, regulation or statutory instrument which amends, extends, consolidates or replaces the same (or shall have done so) and to any other regulation, statutory instrument or other subordinate legislation made thereunder or pursuant thereto, provided that no such reference shall include any amendment, extension or replacement of the same with retrospective effect;

(f)                                   all periods of time set out herein shall be calculated from midnight to midnight local time in Brussels, Belgium. They shall start on the day following the day on which the event triggering the relevant period of time has occurred. The expiration date shall be included in the period of time. If the expiration date is not a Business Day, it shall be postponed until the next Business Day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. All periods of time consisting of a number of months (or years) shall be calculated from the day in the month (or year) when the triggering event has occurred until the eve of the same day in the following month(s) (or year(s)) (“van de zoveelste tot de dag vóór de zoveelste” / “de quantième à veille de quantième”).

1.4.                            Fractional value of Shares

For the purpose of these Conditions, the fractional value (fractiewaarde / pair comptable) of the Company’s Shares from time to time shall be determined as a fraction, (a) the numerator of which is the amount of the Company’s share capital at that time, and (b) the denominator of which is the aggregate number of actually issued and outstanding Shares of the Company at that time.

1.5.                            Language

The Conditions have been prepared in English and a Dutch translation will be prepared. In the case of discrepancies between the English and the Dutch version, the English version shall prevail between the parties hereto to the fullest extent possible and permitted by Belgian law. Notwithstanding the foregoing, Belgian legal concepts which are expressed in English language terms, are to be interpreted in accordance with the Belgian legal terms to which they refer, and the use herein of Dutch and/or French words in these Conditions as translation for

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certain words or concepts shall be conclusive in the determination of the relevant legal concept under Belgian law of the words or concepts that are so translated herein.

2.                                      ISSUANCE, NATURE AND FORM OF THE WARRANT

2.1.                            Issuance and nature

(a)                                 The Warrant has been issued, without any additional consideration being due by the Investor or any of its Affiliates, pursuant to a resolution of the extraordinary general shareholders’ meeting of the Company held on the Issue Date, with dis-application of the statutory preferential subscription rights of the shareholders of the Company for the benefit of the Investor.

(b)                                 Subject to, and in accordance with, the terms and conditions set forth in these Conditions, the Warrant confers the right (but not the obligation) on the holder thereof to subscribe, upon any exercise of the Warrant, for a number of new Shares to be issued by the Company.

(c)                                  Except as otherwise provided under Belgian law, the holder of the Warrant is no shareholder of the Company solely by virtue of holding the Warrant, and therefore does not have the rights of a shareholder in relation to the Shares to be issued or delivered to the holder of the Warrant upon an exercise of the Warrant until the exercise of the Warrant and the issue or delivery of the relevant Shares.

2.2.                            Registered form

The Warrant is in registered form. In accordance with applicable law, the Warrant is recorded in a warrant register book, which is kept at the registered office of the Company. The Warrant cannot be converted into a bearer instrument or in dematerialized form.

2.3.                            Transferability of the Warrant

The Warrant shall be transferrable in the same manner and in accordance with the same rules as those that apply (mutatis mutandis) to the Subscription Shares pursuant to the Subscription Agreement. Transfers of the Warrant that do not comply with this Article 2.3 are not enforceable vis-à-vis the Company.

2.4.                            No listing of the Warrant

The Warrant shall not be listed at any time on a securities exchange, regulated market or similar securities market.

3.                                      TERM OF THE WARRANT

(a)                                 The Warrant has a term (the “Term”) starting as of the Issue Date and ending on 11:59 p.m. on the date which falls five (5) years after the Reference Date (the “Expiry Date”).

(b)                                 The Warrant automatically lapses and becomes invalid (vervallen) by operation of law on 11:59 p.m. of the Expiry Date.

(c)                                  Subject to and in accordance with the terms and conditions set forth in these Conditions, the Warrant can be exercised at one or several occasions at any time during the Term.

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4.                                      SHARES

4.1.                            Number of Shares issuable upon an exercise of the Warrant

(a)                                 Subject to the terms and conditions set forth in these Conditions, the Warrant entitles the holder thereof to subscribe, during the entire Term of the Warrant, upon each exercise of the Warrant, for a maximum number of Shares (the “Warrant Limit”) that is, in the aggregate with respect to each exercise of the Warrant, sufficient to bring the number of Shares owned by the Investor, the Parent Investor and any of their Affiliates and any other party Acting in Concert with the Investor, the Parent Investor or any of their Affiliates to 29.9% of the actually issued and outstanding Shares immediately after the issue of the Shares that are to be issued upon the relevant exercise of the Warrant (rounded down to the nearest whole Share).

(b)                                 Notwithstanding the provisions of paragraph (a), if and as long as the person or entity exercising the Warrant is not the Investor, the Parent Investor or an Affiliate of the Investor or Parent Investor, the Warrant Limit shall be equal to one (1) Share. The provisions of paragraph (a) of this Article 4.1 will again apply when the person or entity exercising the Warrant is the Investor, the Parent Investor or any Affiliate of the Investor and the Parent Investor.

(c)                                  The Warrant can be exercised at one or several occasions during the entire Term, but not more than once per period of three (3) months; provided that such limitation on the frequency of exercising the Warrant shall not apply within a given three (3) month period in which there has been already an exercise of the Warrant to the extent that within such three (3) month period there has been a material development regarding the Company or the trading of Shares or if the Company or any other person or entity (other than the Investor, the Parent Investor, any of the Affiliates of the Investor or Parent Investor, or any party Acting in Concert with the Investor, the Parent Investor or any Affiliate of the Investor or the Parent Investor) provides notice that it intends to convene, requests to convene, or convenes, a meeting of shareholders. On each occasion the Warrant is exercised, the number of Shares that the holder of the Warrant will be entitled to subscribe for, will, in the aggregate with respect to such exercise of the Warrant, be limited to the then applicable Warrant Limit. The Warrant shall remain outstanding for the remaining duration of the Term even if exercised for a number of Shares that is equal to the then applicable Warrant Limit.

(d)                                 The Warrant can only be exercised for a whole number of Shares, and not with respect to fractions of Shares.

4.2.                            Nature and form of the Shares

(a)                                 Each new Share to be issued by the Company upon each exercise of the Warrant shall have the same rights and benefits as, and rank pari passu in all respects including as to entitlement to dividends and other distributions, with the existing and outstanding Shares at the moment of their issue and will be entitled to dividends and other distributions in respect of which the relevant record date or due date falls on or after the date of their issue.

(b)                                 Notwithstanding any other provision of these Conditions, upon each exercise of the Warrant, the Company shall have the right, to be determined by it in its discretion, to deliver a number of existing Shares in lieu of (all or a portion of) the new Shares that would otherwise need to be issued upon such exercise of the Warrant, provided that (i) such existing Shares confer the rights referred to in paragraph (a) and (ii) the delivery of such number of existing Shares (together with any new Shares issued

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upon such exercise of the Warrant) results in the Investor, the Parent Investor and any of their Affiliates and any other party Acting in Concert with the Investor, the Parent Investor or any of their Affiliates owning the same percentage of Shares of the actually issued and outstanding Shares of the Company immediately after the issue of the Shares that had to be issued upon such exercise of the Warrant, rounded down to the nearest whole Share, that they would otherwise own if only new Shares were to have been issued upon such exercise of the Warrant. The holder of the Warrant cannot be obliged to pay a price per Share for the delivery of existing Shares that is higher than the applicable Exercise Price.

(c)                                  The Shares to be delivered upon each exercise of the Warrant shall be delivered in registered form.

4.3.                            Listing of the Shares

If the admission of the Shares that are to be issued upon an exercise of the Warrant to trading on the regulated markets of Euronext Brussels and Euronext Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time) legally requires a listing prospectus, the Company shall use reasonable efforts to obtain such admission within ninety (90) days following the issue of such Shares. In such event, the effective admission to listing will be subject to regulatory approval of the listing prospectus.

If the admission of the Shares that are to be issued upon an exercise of the Warrant to trading on the regulated markets of Euronext Brussels and Euronext Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time) does not legally require a listing prospectus, the Company shall cause such admission as soon as practicable after the issue of such Shares, and in any event no later than five (5) Business Days after the issue of such Shares.

5.                                      EXERCISE PRICE

The Exercise Price of the Warrant shall, per Share that shall be subscribed for upon an exercise of the Warrant in relation to such Shares, be equal to the Reference Exercise Price.

6.                                      SPECIFIC CONDITIONS

(a)                                 Upon subscription for the Warrant and when exercising the Warrant, the holder of the Warrant will comply with (i) the Belgian Act of 2 May 2007 regarding the disclosure of important participations in issuers of which shares are admitted to trading on a regulated market and miscellaneous provisions as amended from time to time, and the rules and regulations promulgated thereunder, and (ii) insider trading and/or dealings or transactions in the securities of the Company, including notably Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, and the relevant regulations, directives and other rules promulgated thereunder, as well as similar rules and regulations elsewhere in other jurisdictions.

(b)                                 During the Term, the Investor shall, upon written request from the Company, provide the Company within five (5) Business Days, the aggregate number of Equity Securities owned by the Investor, the Parent Investor and their Affiliates to the extent calculable (it being understood that the Warrants can be described without calculating a number of shares issuable thereunder). During the Term, the Company shall provide

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the Investor with notice of any exercise or conversion of any options, warrants, convertible securities or other right to acquire, directly or indirectly, any of the new shares of the Company by any person or entity (other than the Investor, the Parent Investor and their Affiliates) within five (5) Business Days after such exercise or conversion.

7.                                      EXERCISE OF THE WARRANT

7.1.                            Exercise Notice

(a)                                 The Warrant can only be exercised by means of a written notice to the Company (the “Exercise Notice”). The Exercise Notice must be served on the Company in accordance with the provisions of Article 10.6.

(b)                                 The date on which the Exercise Notice with respect to a specific exercise of the Warrant shall have been served (or be deemed served) on the Company pursuant to Article 10.6 shall be the exercise date of the Warrant with respect to that exercise (the “Exercise Date”).

(c)                                  The Exercise Notice must state (i) the number of Shares with respect to which the Warrant is exercised at that occasion, and (ii) the applicable aggregate Exercise Price, as determined in accordance with the provisions of these Conditions. The Exercise Date should fall within the Term.

(d)                                 If the number of Shares with respect to which the Warrant is exercised as indicated in the Exercise Notice exceeds the then applicable Warrant Limit, the Warrant shall be deemed exercised with respect to the number of Shares just below the then applicable Warrant Limit only. The Company shall   as soon as practical, and in any event before the expiry of the term within which the relevant Shares are to be issued to the holder of the Warrant pursuant to Article 7.3 of these Conditions, notify the holder of the Warrant thereof in accordance with the provisions of Article 10.6, which notification shall include the reasoned calculation of the then applicable Warrant Limit.

(e)                                  Upon receipt of the Exercise Notice, the Company may request the holder of the Warrant in writing to provide to the Company with such further declarations and documents, which are necessary to comply with all applicable legal and regulatory provisions in connection with the exercise of the Warrant and the issue or delivery of the Shares resulting therefrom, including pursuant to Article 6(b) of these Conditions.

7.2.                            Payment of the Exercise Price

(a)                                 Upon each exercise of the Warrant, the applicable aggregate Exercise Price must be paid by means of a payment in cash.

(b)                                 Following the receipt of the Exercise Notice, the Company shall, as promptly as practicable and in any event no later than one (1) Business Day after the Exercise Date, notify the holder of the Warrant of the account onto which the applicable aggregate Exercise Price must be paid (the “Exercise Account”).

(c)                                  The amount of the applicable aggregate Exercise Price must be paid by means of a wire transfer of such amount in immediately available funds in euro to the Exercise Account.

(d)                                 If the applicable aggregate Exercise Price is not paid in accordance with paragraph (c) within a term of ten (10) Business Days following the date on which the Company

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shall have notified the holder of the Warrant of the details of the Exercise Account in accordance with paragraph (b), the Warrant shall be deemed not to have been exercised, without prejudice to the right of the holder of the Warrant to exercise the Warrant at later occasions until the Expiry Date subject to and in accordance with the terms and conditions set forth in these Conditions.

7.3.                            Issue and delivery of the Shares

(a)                                 The Company shall only be obliged to issue Shares upon an exercise of the Warrant provided that (i) the relevant Exercise Notice has been made in accordance with Article 7.1, and (ii) the applicable aggregate Exercise Price has been paid in accordance with the provisions of Article 7.2. Subject to the foregoing, the Company shall issue or deliver the relevant Shares as soon as practicable, but in any event no later than the later of (x) six (6) calendar days after the Exercise Date, and (y) the day other than (a) a Saturday or a Sunday or (b) a bank or other public holiday in Belgium following the receipt of the applicable aggregate Exercise Price on the Exercise Account.

(b)                                 The Company shall take all steps and carry out all formalities that shall be required by virtue of these Conditions, the Company’s articles of association and applicable law in order to issue the new Shares upon an exercise of the Warrant (without prejudice, however, to the right of the Company to deliver existing Shares in accordance with the provisions of Article 4.2(b)).

(c)                                  In accordance with applicable law, upon each exercise of the Warrant, the capital increase and issue of new Shares resulting therefrom (as relevant) shall be formally recorded before a notary public by one authorised representative of the Company.

7.4.                            Allocation of the Exercise Price

(a)                                 Each time upon an exercise of the Warrant and the issue of new Shares pursuant to these Conditions, the applicable aggregate Exercise Price shall be allocated to the share capital of the Company. If the applicable Exercise Price per Share issued is greater than the fractional value of the existing Shares immediately prior to the capital increase, then the applicable aggregate Exercise Price shall be allocated in such a manner that per Share issued (i) a part of the applicable aggregate Exercise Price equal to the fractional value of the existing Shares immediately prior to the capital increase shall be booked as share capital, and (ii) the balance of the applicable aggregate Exercise Price shall be booked as issue premium. Such issue premium shall be accounted for on the liabilities side of the Company’s balance sheet as net equity. The account on which the issue premium shall be booked shall, like the share capital, serve as the guarantee for third parties and, save for the possibility of a capitalisation of those reserves, can only be reduced on the basis of a valid resolution of the general shareholders’ meeting passed in the manner required for an amendment to the Company’s articles of association.

(b)                                 Following the issue of new Shares and the capital increase resulting therefrom, each of the Shares (existing and new) shall represent the same fraction of the Company’s share capital.

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8.                                      ADJUSTMENTS

8.1.                            General

(a)                                 Notwithstanding Article 501, paragraph 1 of the Belgian Companies Code (or its successor provision Article 7:71, §1 under the Belgian Companies and Associations Code), and with the exception of the issue of any Shares with a different fractional value (fractiewaarde) than the then existing Shares or with a par value (nominale waarde), of any securities with voting rights other than Shares or of any Equity Securities in relation to any Shares with a different fractional value (fractiewaarde) than the then existing Shares or with a par value (nominale waarde) or any securities with voting rights other than Shares and any reclassification of existing Shares (which shall not be permitted pursuant to this Article 8.1(a), the Company may proceed with all actions that it deems appropriate in relation to its capital, its articles of association, its financial condition, even if such actions lead to a reduction of the benefits allocated to the Warrant, including but not limited to, mergers or acquisitions, capital increases or reductions (including those subject to conditions precedent), the incorporation of reserves into the capital with or without the issue of new Shares, the issue of dividends or other distributions, the issue of other Equity Securities and the amendment of arrangements or provisions relating to the distribution of profits or liquidation proceeds, provided, however, that (i) the terms of the Warrant may not be amended without Investor’s written consent, and (ii) that Shares issued or issuable under the Warrant shall not be treated differently (had they already been issued at that time) than other Shares already issued. If the rights of the holder of the Warrant are affected by an action or transaction permitted by the immediately preceding sentence, the holder of the Warrant will not be entitled to a change of the Exercise Price, the Reference Exercise Price or the Warrant Limit, an amendment to the Conditions or any other form of compensation (financial or otherwise) unless (i) specifically provided for in Articles 8.2 and 8.3 of these Conditions and/or (ii) such action or transaction was undertaken with the primary purpose of adversely affecting the rights or value of the Warrant.

(b)                                 The provisions of this Article 8 are without prejudice to the provisions of the Subscription Agreement (such as the anti-dilution protection).

8.2.                            Adjustments for Share Reorganisations

(a)                                 If at any time as of the Issue Date up to the Expiry Date there is a change of the fractional value of the Shares as a result of a consolidation (or reverse stock split), a subdivision (or stock split) or otherwise, in each such case without increase or reduction of the Company’s share capital (each such transaction a “Share Reorganisation”), the Warrant Limit shall not be affected (since it is expressed as a percentage of the actually issued and outstanding Shares). In addition, the Exercise Price of the Warrant (i.e. on a per Share basis) shall be divided by a fraction, (A) the numerator of which is equal to the fractional value of the outstanding Shares of the Company immediately before to the Share Reorganisation, and (B) the denominator of which is equal to the fractional value of the outstanding Shares of the Company immediately after the Share Reorganisation.

(b)                                 Any adjustment made pursuant to paragraph (a) of this Article 8.2 shall become effective immediately after the effective date of the relevant Share Reorganisation that gives rise to such adjustment. The Company shall notify the holder of the Warrant of such adjustment by written notice as soon as practicable after the effective date of the Share Reorganisation concerned.

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8.3.                            Adjustments for mergers and de-mergers

(a)                                 If at any time as of the Issue Date up to the Expiry Date there is a merger (fusie / fusion) of the Company with or into another legal person or entity whereby the Company is not the surviving entity or a de-merger (splitsing / scission) in whole or in part, whereby in each of these cases the Shares of the Company are exchanged into, or the shareholders of the Company receive, shares, other securities, cash or other property of one or more other legal persons or entities (each such legal person or entity a “Successor Company”) as a result of such merger or de-merger (each such transaction a “Succession Transaction”), then the Warrant shall be replaced by (or, if the Company survives, to the holder of the Warrant shall be issued) one or more warrants to be issued by each of the respective Successor Companies that give right to such respective shares, other securities, cash or other property that the holder of the Warrant concerned had been entitled to receive if the Warrant had been exercised in full up to the Warrant Limit immediately before to the occurrence of the Succession Transaction concerned but after giving effect to dilution upon the exercise or conversion of all rights to acquire Shares that are exercised or converted in connection with such transaction. The number of warrants to be so issued in replacement of the Warrant (or, if the Company survives, to be so issued), as well as the terms and conditions of such warrants (including the Exercise Price and the Warrant Limit) will need to be, as a whole, equivalent to the terms and conditions of the Warrant and have economically substantially the same effect for the holder of the Warrant concerned.

(b)                                 An adjustment made pursuant to paragraph (a) of this Article 8.3 shall become effective upon, and subject to, the completion of the Succession Transaction that gives rise to such adjustment. The Company (or the respective Successor Companies, as the case may be) shall notify the holder of the Warrant of such adjustment as soon as practicable after the completion of the Succession Transaction concerned.

(c)                                  In the case of any merger or de-merger of the Company as contemplated by paragraph (a) of this Article 8.3, the Company must procure that the successor or acquiring persons or entities shall expressly assume the due observance and performance of the covenants and obligations set out in the Conditions.

9.                                      REPRESENTATIONS AND WARRANTIES

9.1.                            Representations and Warranties of the Company

Upon each exercise of the Warrant, the Company shall be deemed to represent and warrant to the holder of the Warrant on the date of the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant:

(a)                                 Incorporation. It is duly incorporated and validly existing and in good standing under the laws of Belgium, with full power and authority to conduct its business and is not in violation of any of the provisions of its organisational documents.

(b)                                 Validity of Shares and Absence of Breach. Each Share to be issued or delivered by the Company upon such exercise of the Warrant, and, with respect to new Shares only, as of when issued and paid for in accordance with these Conditions, are validly and duly issued and fully paid ordinary shares of the Company in accordance with the applicable provisions of the Company’s organisational documents and Belgian law, having the same fractional value (fractiewaarde) as the then existing Shares, and free and clear of all liens, pledges, encumbrances, mortgages, security interests, or easement or transfer restrictions of any nature whatsoever (other than those that find

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their origin solely with the holder of the Warrant and save for the transfer restrictions referred to in the Subscription Agreement, as the case may be). The issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant will not result in a breach of, default under any material agreement to which the Company is a party or the Company’s organisational documents or any law, regulation or stock exchange rule, or give rise to the activation of any material rights of third parties under any agreement, law, rule or regulation binding on the Company or any of its subsidiaries.

(c)                                  Consents. All necessary consents, authorisations, notification, actions or things required to be taken, fulfilled or done under Belgian law or any of the Antitrust Laws (as defined in the Option, License and Collaboration Agreement) (including, without limitation, the obtaining of any consent or license or the making of any filing or registration) for the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant, the actions contemplated by these Conditions and the Warrant or the compliance by the Company with the terms of these Conditions and the Warrant will, save as otherwise set forth in these Conditions in Article 4.3, be in full force and effect.

(d)                                 Brokers and Finders. No person will have, as a result of the exercise of the Warrant, any right, interest or claim against or upon the holder of the Warrant for any commission, fee or other compensation relating to the Shares to be issued or delivered by the Company upon such exercise of the Warrant.

9.2.                            Representations and Warranties of the holder of the Warrant

Upon each exercise of the Warrant, the holder of the Warrant shall be deemed to represent and warrant to the Company on the date of the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant:

(a)                                 Incorporation. It is duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to conduct its business and is not in violation of any of the provisions of its organisational documents.

(b)                                 Consents. All necessary consents, authorisations, notification, actions or things required to be taken, fulfilled or done under the law applicable to its jurisdiction of organisation or incorporation, or any of the Antitrust Laws (as defined in the Option, License and Collaboration Agreement) (including, without limitation, the obtaining of any consent or license or the making of any filing or registration) for the exercise of the Warrant, the actions contemplated by these Conditions and the Warrant or the compliance by the Warrant holder with the terms of these Conditions and the Warrant will, save as otherwise set forth in those Conditions in Article 4.3, be in full force and effect.

(c)                                  Information. Without taking into account the Warrants or the shares issuable (but not yet issued) thereunder, except to give effect to the issue and delivery of the Shares to be issued or delivered by the Company to the Investor upon the particular exercise of the Warrant that occurs on the date that this representation and warranty is made, the Investor, the Parent Investor, and their respective Affiliates do not, directly or indirectly, own, or have the right to acquire, voting securities of the Company in excess of the Warrant Limit (assuming the exercise, conversion or exchange of any Equity Securities (other than the Warrants except as described in this Article 9.2(c)) held by any of them at that time that are exercisable, convertible or exchangeable into or for shares of the Company at that time) (the resulting number of securities rounded down).

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10.                               MISCELLANEOUS

10.1.                     Binding nature of the Conditions

In the case of subscription for the Warrant, the subscriber shall be bound by, and deemed to have accepted, the present Conditions. In the event of a transfer of the Warrant (or any right thereto), the acquirer or transferee shall be bound by, and deemed to have accepted, the present Conditions.

10.2.                     Severability

Whenever possible, the provisions of the Conditions shall be interpreted in such a manner that they are valid and enforceable under the applicable legislation.

If any provision in these Conditions is held to be illegal, invalid or unenforceable, in whole or in part, under any applicable law, then such provision or part of it shall be deemed not to form part of these Conditions, and the legality, validity or enforceability of the remainder of these Conditions shall not be affected.

In that event, the illegal, invalid or non-enforceable provision or part thereof is automatically replaced with the legal, valid and enforceable provision that is the closest to the original provision or part thereof as regards content, bearing and intention.

10.3.                     Specific Enforcement

Notwithstanding anything in these Conditions to the contrary, nothing in these Conditions shall in any way limit the ability of the Company and the holder of the Warrant to seek or obtain from any court of competent jurisdiction any remedies available at law or in equity (including injunctive relief) to enforce any covenant or agreement of the holder of the Warrant respectively the Company hereunder.

10.4.                     Costs and expenses

The Company shall pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in Belgium on or in connection with the issue or delivery of the Shares upon each exercise of the Warrant. The Company shall also pay all costs associated with the listing of the relevant Shares on the regulated markets of Euronext Brussels and Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time).

10.5.                     Governing law and jurisdiction

The Conditions and the Warrant and any non-contractual obligations arising out of or in connection with each of them are governed by, and are to be construed in accordance with, Belgian law.

Any dispute, controversy, difference or claim which may arise between the Company and the holder of the Warrant out of or in relation to or in connection with the Conditions or the Warrant (including arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application, exercise, expiry or termination of the Conditions or the Warrant), shall be settled by binding arbitration in accordance with the applicable rules of the International Chamber of Commerce (“ICC Rules”) by three (3) arbitrators, one chosen by the holder of the Warrant, one chosen by the Company and the third chosen by mutual agreement of the first two, and otherwise in accordance with the ICC Rules. The arbitrators shall have significant experience and shall have expertise in Belgian corporate law. Each of the Company and the holder of the Warrant may refer such dispute to

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arbitration by submitting a written notice of such request to the holder of the Warrant respectively the Company. The place of arbitration shall be New York and the language (including all testimony, evidence and written documentation) shall be English. The arbitrators shall establish procedures to facilitate and complete such arbitration as soon and efficiently as practicable. Unless the arbitrators expressly determine otherwise, neither the Company nor the holder of the Warrant shall be required to give general discovery of documents, but may be required only to produce specific, identified documents that are relevant to the dispute. Each of the Company and the holder of the Warrant shall have the right to be represented by counsel. Any judgment or award rendered by the arbitrators shall be final and binding on the Company and the holder of the Warrant, and shall be governed by the terms and conditions hereof and the limitation on damages set forth in Article 13 of the Subscription Agreement. The parties hereto agree that such a judgment or award may be enforced in any court of competent jurisdiction. The statute of limitations of Belgian law applicable to the commencement of a lawsuit shall apply to the commencement of arbitration. The arbitrators shall determine the allocation of costs and expenses and attorneys’ fees in the arbitration to be borne by each of the Company and the holder of the Warrant. All proceedings and decisions of the arbitrators shall be deemed Confidential Information (as set out in the Subscription Agreement) of each of the Company and the holder of the Warrant, and shall be subject to Article 13 of the Option, License and Collaboration Agreement.

10.6.                     Notices

Any notice, notification, demand or other communication (“notice”) to be given under these Conditions shall be in writing, shall specifically refer to these Conditions, and shall be addressed to the appropriate party at the address specified below or such other address as may be specified by such party in writing in accordance with this Article 10.6, and shall be deemed to have been given for all purposes (i) when received, if hand-delivered, sent by a reputable international expedited delivery service or sent by facsimile (with transmission confirmed), or (ii) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. Any notice delivered by facsimile shall be confirmed by a hard copy delivered by a reputable international expedited delivery service as soon as practicable thereafter. The current details for notices are:

(a)                                 if to the Company: the address of the Company’s registered office, with the notice made for the attention of the General Counsel of the Company, or the address for notices to the Company pursuant to the Subscription Agreement.

(b)                                 if to the holder of the Warrant: to such holder’s address as set out in the warrant register book, or the address for notices to such party (as the case may be) pursuant to the Subscription Agreement.

*                                         *                                         *

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Exhibit B

Form of Subsequent Warrant

[Attached]

SUBSEQUENT GILEAD WARRANT B

- issued by -

GALAPAGOS NV

- dated -

[date] 2019

i

GALAPAGOS NV

Limited Liability Company

Generaal De Wittelaan L11 A3, 2800 Mechelen (Belgium)
Register of Legal Persons VAT BE 0466.460.429 (Antwerp, division Mechelen)

SUBSEQUENT GILEAD WARRANT B

RECITALS

On 14 July 2019, Galapagos NV (hereafter further referred to as the “Company”), entered into a Subscription Agreement (as defined below) with Gilead Therapeutics A1 Unlimited Company (hereafter further referred to as the “Investor”). The Investor is an indirect wholly-owned subsidiary of Gilead Sciences, Inc. (hereafter further referred to as the “Parent Investor”), a U.S. corporation listed on the NASDAQ Stock Market and a research-based biopharmaceutical company focused on the discovery, development, and commercialisation of innovative medicines. Simultaneously with the execution of the Subscription Agreement, the Company and the Parent Investor also entered into an Option, License and Collaboration Agreement (as defined below). Pursuant to the Option, License and Collaboration Agreement, the Company agreed to discover, research, and develop molecules and products, and Parent Investor agreed to have an option to participate in the development and commercialisation of molecules and products, in each case, on the terms and conditions set forth in such agreement. Pursuant to the Subscription Agreement, the Investor agreed to make an investment into the share capital of the Company. The investment was effected on [date]. As part of the overall agreement between the Company, the Investor and the Parent Investor, the Subscription Agreement also provided for the issuance to the Investor of a number of warrants. The present terms and conditions (hereinafter referred to as the “Conditions”) contain the issue and exercise conditions of the Subsequent Gilead Warrant B issued by the Company, as contemplated by the Subscription Agreement. The issue of the Warrants is exclusively reserved to the Investor, in consideration of the subscription for shares and entry into the collaboration contemplated by the agreements referred to above.

1.                                      CERTAIN DEFINITIONS AND INTERPRETATION

1.1.                            Certain definitions

In these Conditions, the following words and expressions that are not defined elsewhere in these Conditions shall have the following meanings, save where the context requires otherwise:

“Acting in Concert” means, when used in relation to a person or entity, acting in concert (in onderling overleg handelende personen / personnes agissant de concert) in the sense of Article 3, §1, 5° of the Belgian Act of 1 April 2007 regarding public takeover bids, or Article 1, §2, 5° of the Belgian Royal Decree of 27 April 2007 regarding public takeover bids.

“Affiliate” means, when used with respect to a person or entity, any person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such person or entity, for so long as such control exists, regardless of whether such person or entity is or becomes an Affiliate on or after the date of the Subscription Agreement. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly

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or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

“Belgian Companies and Associations Code” means the Belgian Companies and Associations Code of 23 March 2019, as amended from time to time, and the rules and regulations promulgated thereunder.

“Belgian Companies Code” means the Belgian Companies Code of 7 May 1999, as amended from time to time, and the rules and regulations promulgated thereunder.

“Business Day” means a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in California, United States, (c) a bank or other public holiday in Brussels, Belgium, (d) a bank or other public holiday in Ireland or (e) the period commencing on December 25th and ending on January 1st (inclusive).

“Company” means Galapagos NV/SA, a corporation (naamloze vennootschap / société anonyme) organized and existing under the laws of Belgium, with registered office at Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, and registered with the Register of Legal Persons under enterprise number 0466.460.429 (Antwerp, division Mechelen).

“Conditions” means the present terms and conditions of the Warrants.

“Equity Security” means (a) any Share, and (b) any other security, financial instrument, certificate and other right (including options, futures, swaps and other derivatives) issued or, with respect to options, futures, swaps and other derivatives, contracted by the Company and representing, being exercisable, convertible or exchangeable into or for, or otherwise providing a right to acquire, directly or indirectly, any of the Equity Securities referred to in (a).

“Exercise Account” has the meaning as defined in Article 7.2(b).

“Exercise Date” has the meaning as defined in Article 7.1(b).

“Exercise Notice” has the meaning as defined in Article 7.1(a).

“Exercise Price” means the exercise price of the Warrant, per Share that shall be subscribed for upon an exercise of the Warrant in relation to such Shares, as determined pursuant to Article 5.

“Expiry Date” has the meaning as defined in Article 3(a).

“Gilead Warrant” means each of the Initial Gilead Warrants and Subsequent Gilead Warrant B.

“Initial Gilead Warrant” means each of the warrants (inschrijvingsrechten or warrants / droits de souscription) issued by the Company on the Issue Date to the Investor, and named, respectively, the “Initial Gilead Warrant A” and “Initial Gilead Warrant B”.

“Investor” means Gilead Therapeutics A1 Unlimited Company, an unlimited liability company formed under the laws of Ireland, registered with Ireland’s Companies Registration Office under number 615395.

“Issue Date” means the date on which the Warrant has been issued by the extraordinary general shareholders’ meeting of the Company, i.e. [date].

“Notice” has the meaning given to it in Article 10.6.

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“Option, License and Collaboration Agreement” means the option, license and collaboration agreement, dated 14 July 2019, by and between the Company and the Parent Investor.

“Parent Investor” means Gilead Sciences, Inc., a corporation incorporated under the laws of Delaware.

“Reference Date” means [date], being the date on which the Subscription Shares were issued by the Company and were subscribed for by the Investor pursuant to the Subscription Agreement.

“Reference Exercise Price” means a price, per Share subscribed for upon an exercise of the Warrant in relation to such Shares, that shall be equal to the greater of (i) 120% multiplied by the arithmetic mean of the daily volume weighted average trading price of the Company’s Shares as traded on Euronext Brussels and Euronext Amsterdam (or such other regulated markets on which the Company’s Shares will be trading at that time) on each of the trading days during the period of 30 calendar days ending on the calendar day immediately preceding the date of the Exercise Notice with respect to such exercise, and (ii) EUR 140.59, being the issue price, on a per Share basis, that was paid by the Investor with respect to the Subscription Shares that were issued to the Investor on the Reference Date pursuant to the Subscription Agreement.

“Share” means any share (aandeel / action) outstanding from time to time representing the Company’s share capital.

“Share Reorganisation” has the meaning given to it in Article 8.2(a).

“Subscription Agreement” means the subscription agreement, dated 14 July 2019, by and between the Company and the Investor, in relation to the subscription by the Investor for the Subscription Shares and the Initial Gilead Warrants and Subsequent Gilead Warrant B.

“Subscription Shares” means the [6,828,985] Shares that were issued by the Company and subscribed for by the Investor on the Reference Date pursuant to the Subscription Agreement.

“Subsequent Gilead Warrant B” means the warrant (inschrijvingsrecht or warrant / droit de souscription), named “Subsequent Gilead Warrant B” issued by the Company on the Issue Date to the Investor.

“Succession Transaction” has the meaning given to it in Article 8.3(a).

“Successor Company” has the meaning given to it in Article 8.3(a).

“Term” means the term of the Warrant as referred to in Article 3.

“Warrant” means the Subsequent Gilead Warrant B.

“Warrant Limit” has the meaning given to it in Article 4.1(a).

1.2.                            Headings

Headings and the table of contents used in these Conditions are for convenience purposes only and shall not affect the construction or interpretation of these Conditions.

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1.3.                            Meaning of references

Unless the context does not so permit, or save where specifically indicated otherwise:

(a)                                 references to Articles are to Articles in these Conditions, and references to sub-Articles or paragraphs are to sub-Articles or paragraphs of the Article in which such references appear;

(b)                                 the words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, “herewith” and words of similar import shall refer to these Conditions as a whole and not to any particular Article, paragraph or other subdivision;

(c)                                  references to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation, and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(d)                                 any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

(e)                                  references to any statute, regulation or statutory provision shall be deemed to include reference to any statute, regulation or statutory instrument which amends, extends, consolidates or replaces the same (or shall have done so) and to any other regulation, statutory instrument or other subordinate legislation made thereunder or pursuant thereto, provided that no such reference shall include any amendment, extension or replacement of the same with retrospective effect;

(f)                                   all periods of time set out herein shall be calculated from midnight to midnight local time in Brussels, Belgium. They shall start on the day following the day on which the event triggering the relevant period of time has occurred. The expiration date shall be included in the period of time. If the expiration date is not a Business Day, it shall be postponed until the next Business Day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. All periods of time consisting of a number of months (or years) shall be calculated from the day in the month (or year) when the triggering event has occurred until the eve of the same day in the following month(s) (or year(s)) (“van de zoveelste tot de dag vóór de zoveelste” / “de quantième à veille de quantième”).

1.4.                            Fractional value of Shares

For the purpose of these Conditions, the fractional value (fractiewaarde / pair comptable) of the Company’s Shares from time to time shall be determined as a fraction, (a) the numerator of which is the amount of the Company’s share capital at that time, and (b) the denominator of which is the aggregate number of actually issued and outstanding Shares of the Company at that time.

1.5.                            Language

The Conditions have been prepared in English and a Dutch translation will be prepared. In the case of discrepancies between the English and the Dutch version, the English version shall prevail between the parties hereto to the fullest extent possible and permitted by Belgian law. Notwithstanding the foregoing, Belgian legal concepts which are expressed in English language terms, are to be interpreted in accordance with the Belgian legal terms to which they refer, and the use herein of Dutch and/or French words in these Conditions as translation for

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certain words or concepts shall be conclusive in the determination of the relevant legal concept under Belgian law of the words or concepts that are so translated herein.

2.                                      ISSUANCE, NATURE AND FORM OF THE WARRANT

2.1.                            Issuance and nature

(a)                                 The Warrant has been issued, without any additional consideration being due by the Investor or any of its Affiliates, pursuant to a resolution of the extraordinary general shareholders’ meeting of the Company held on the Issue Date, with dis-application of the statutory preferential subscription rights of the shareholders of the Company for the benefit of the Investor.

(b)                                 Subject to, and in accordance with, the terms and conditions set forth in these Conditions, the Warrant confers the right (but not the obligation) on the holder thereof to subscribe, upon any exercise of the Warrant, for a number of new Shares to be issued by the Company.

(c)                                  Except as otherwise provided under Belgian law, the holder of the Warrant is no shareholder of the Company solely by virtue of holding the Warrant, and therefore does not have the rights of a shareholder in relation to the Shares to be issued or delivered to the holder of the Warrant upon an exercise of the Warrant until the exercise of the Warrant and the issue or delivery of the relevant Shares.

2.2.                            Registered form

The Warrant is in registered form. In accordance with applicable law, the Warrant is recorded in a warrant register book, which is kept at the registered office of the Company. The Warrant cannot be converted into a bearer instrument or in dematerialized form.

2.3.                            Transferability of the Warrant

The Warrant shall be transferrable in the same manner and in accordance with the same rules as those that apply (mutatis mutandis) to the Subscription Shares pursuant to the Subscription Agreement. Transfers of the Warrant that do not comply with this Article 2.3 are not enforceable vis-à-vis the Company.

2.4.                            No listing of the Warrant

The Warrant shall not be listed at any time on a securities exchange, regulated market or similar securities market.

3.                                      TERM OF THE WARRANT

(a)                                 The Warrant has a term (the “Term”) starting as of the Issue Date and ending on 11:59 p.m. of the day (the “Expiry Date”) that is the earlier of five (5) years after (i) the fifth anniversary of the Reference Date and (ii) the Issue Date.

(b)                                 The Warrant automatically lapses and becomes invalid (vervallen) by operation of law on 11:59 p.m. of the Expiry Date.

(c)                                  Subject to and in accordance with the terms and conditions set forth in these Conditions, the Warrant can be exercised at one or several occasions at any time during the Term.

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4.                                      SHARES

4.1.                            Number of Shares issuable upon an exercise of the Warrant

(a)                                 Subject to the terms and conditions set forth in these Conditions, the Warrant entitles the holder thereof to subscribe, during the entire Term of the Warrant, upon each exercise of the Warrant, for a maximum number of Shares (the “Warrant Limit”) that is, in the aggregate with respect to each exercise of the Warrant, sufficient to bring the number of Shares owned by the Investor, the Parent Investor and any of their Affiliates and any other party Acting in Concert with the Investor, the Parent Investor or any of their Affiliates to 29.9% of the actually issued and outstanding Shares immediately after the issue of the Shares that are to be issued upon the relevant exercise of the Warrant (rounded down to the nearest whole Share).

(b)                                 Notwithstanding the provisions of paragraph (a), if and as long as the person or entity exercising the Warrant is not the Investor, the Parent Investor or an Affiliate of the Investor or Parent Investor, the Warrant Limit shall be equal to one (1) Share. The provisions of paragraph (a) of this Article 4.1 will again apply when the person or entity exercising the Warrant is the Investor, the Parent Investor or any Affiliate of the Investor and the Parent Investor.

(c)                                  The Warrant can be exercised at one or several occasions during the entire Term, but not more than once per period of three (3) months; provided that such limitation on the frequency of exercising the Warrant shall not apply within a given three (3) month period in which there has been already an exercise of the Warrant to the extent that within such three (3) month period there has been a material development regarding the Company or the trading of Shares or if the Company or any other person or entity (other than the Investor, the Parent Investor, any of the Affiliates of the Investor or Parent Investor, or any party Acting in Concert with the Investor, the Parent Investor or any Affiliate of the Investor or the Parent Investor) provides notice that it intends to convene, requests to convene, or convenes, a meeting of shareholders. On each occasion the Warrant is exercised, the number of Shares that the holder of the Warrant will be entitled to subscribe for, will, in the aggregate with respect to such exercise of the Warrant, be limited to the then applicable Warrant Limit. The Warrant shall remain outstanding for the remaining duration of the Term even if exercised for a number of Shares that is equal to the then applicable Warrant Limit.

(d)                                 The Warrant can only be exercised for a whole number of Shares, and not with respect to fractions of Shares.

4.2.                            Nature and form of the Shares

(a)                                 Each new Share to be issued by the Company upon each exercise of the Warrant shall have the same rights and benefits as, and rank pari passu in all respects including as to entitlement to dividends and other distributions, with the existing and outstanding Shares at the moment of their issue and will be entitled to dividends and other distributions in respect of which the relevant record date or due date falls on or after the date of their issue.

(b)                                 Notwithstanding any other provision of these Conditions, upon each exercise of the Warrant, the Company shall have the right, to be determined by it in its discretion, to deliver a number of existing Shares in lieu of (all or a portion of) the new Shares that would otherwise need to be issued upon such exercise of the Warrant, provided that (i) such existing Shares confer the rights referred to in paragraph (a) and (ii) the delivery of such number of existing Shares (together with any new Shares issued

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upon such exercise of the Warrant) results in the Investor, the Parent Investor and any of their Affiliates and any other party Acting in Concert with the Investor, the Parent Investor or any of their Affiliates owning the same percentage of Shares of the actually issued and outstanding Shares of the Company immediately after the issue of the Shares that had to be issued upon such exercise of the Warrant, rounded down to the nearest whole Share, that they would otherwise own if only new Shares were to have been issued upon such exercise of the Warrant. The holder of the Warrant cannot be obliged to pay a price per Share for the delivery of existing Shares that is higher than the applicable Exercise Price.

(c)                                  The Shares to be delivered upon each exercise of the Warrant shall be delivered in registered form.

4.3.                            Listing of the Shares

If the admission of the Shares that are to be issued upon an exercise of the Warrant to trading on the regulated markets of Euronext Brussels and Euronext Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time) legally requires a listing prospectus, the Company shall use reasonable efforts to obtain such admission within ninety (90) days following the issue of such Shares. In such event, the effective admission to listing will be subject to regulatory approval of the listing prospectus.

If the admission of the Shares that are to be issued upon an exercise of the Warrant to trading on the regulated markets of Euronext Brussels and Euronext Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time) does not legally require a listing prospectus, the Company shall cause such admission as soon as practicable after the issue of such Shares, and in any event no later than five (5) Business Days after the issue of such Shares.

5.                                      EXERCISE PRICE

The Exercise Price of the Warrant shall, per Share that shall be subscribed for upon an exercise of the Warrant in relation to such Shares, be equal to the Reference Exercise Price.

6.                                      SPECIFIC CONDITIONS

(a)                                 Upon subscription for the Warrant and when exercising the Warrant, the holder of the Warrant will comply with (i) the Belgian Act of 2 May 2007 regarding the disclosure of important participations in issuers of which shares are admitted to trading on a regulated market and miscellaneous provisions as amended from time to time, and the rules and regulations promulgated thereunder, and (ii) insider trading and/or dealings or transactions in the securities of the Company, including notably Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, and the relevant regulations, directives and other rules promulgated thereunder, as well as similar rules and regulations elsewhere in other jurisdictions.

(b)                                 During the Term, the Investor shall, upon written request from the Company, provide the Company within five (5) Business Days, the aggregate number of Equity Securities owned by the Investor, the Parent Investor and their Affiliates to the extent calculable (it being understood that the Warrants can be described without calculating a number of shares issuable thereunder). During the Term, the Company shall provide

7

the Investor with notice of any exercise or conversion of any options, warrants, convertible securities or other right to acquire, directly or indirectly, any of the new shares of the Company by any person or entity (other than the Investor, the Parent Investor and their Affiliates) within five (5) Business Days after such exercise or conversion.

7.                                      EXERCISE OF THE WARRANT

7.1.                            Exercise Notice

(a)                                 The Warrant can only be exercised by means of a written notice to the Company (the “Exercise Notice”). The Exercise Notice must be served on the Company in accordance with the provisions of Article 10.6.

(b)                                 The date on which the Exercise Notice with respect to a specific exercise of the Warrant shall have been served (or be deemed served) on the Company pursuant to Article 10.6 shall be the exercise date of the Warrant with respect to that exercise (the “Exercise Date”).

(c)                                  The Exercise Notice must state (i) the number of Shares with respect to which the Warrant is exercised at that occasion, and (ii) the applicable aggregate Exercise Price, as determined in accordance with the provisions of these Conditions. The Exercise Date should fall within the Term.

(d)                                 If the number of Shares with respect to which the Warrant is exercised as indicated in the Exercise Notice exceeds the then applicable Warrant Limit, the Warrant shall be deemed exercised with respect to the number of Shares just below the then applicable Warrant Limit only. The Company shall   as soon as practical, and in any event before the expiry of the term within which the relevant Shares are to be issued to the holder of the Warrant pursuant to Article 7.3 of these Conditions, notify the holder of the Warrant thereof in accordance with the provisions of Article 10.6, which notification shall include the reasoned calculation of the then applicable Warrant Limit.

(e)                                  Upon receipt of the Exercise Notice, the Company may request the holder of the Warrant in writing to provide to the Company with such further declarations and documents, which are necessary to comply with all applicable legal and regulatory provisions in connection with the exercise of the Warrant and the issue or delivery of the Shares resulting therefrom, including pursuant to Article 6(b) of these Conditions.

7.2.                            Payment of the Exercise Price

(a)                                 Upon each exercise of the Warrant, the applicable aggregate Exercise Price must be paid by means of a payment in cash.

(b)                                 Following the receipt of the Exercise Notice, the Company shall, as promptly as practicable and in any event no later than one (1) Business Day after the Exercise Date, notify the holder of the Warrant of the account onto which the applicable aggregate Exercise Price must be paid (the “Exercise Account”).

(c)                                  The amount of the applicable aggregate Exercise Price must be paid by means of a wire transfer of such amount in immediately available funds in euro to the Exercise Account.

(d)                                 If the applicable aggregate Exercise Price is not paid in accordance with paragraph (c) within a term of ten (10) Business Days following the date on which the Company

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shall have notified the holder of the Warrant of the details of the Exercise Account in accordance with paragraph (b), the Warrant shall be deemed not to have been exercised, without prejudice to the right of the holder of the Warrant to exercise the Warrant at later occasions until the Expiry Date subject to and in accordance with the terms and conditions set forth in these Conditions.

7.3.                            Issue and delivery of the Shares

(a)                                 The Company shall only be obliged to issue Shares upon an exercise of the Warrant provided that (i) the relevant Exercise Notice has been made in accordance with Article 7.1, and (ii) the applicable aggregate Exercise Price has been paid in accordance with the provisions of Article 7.2. Subject to the foregoing, the Company shall issue or deliver the relevant Shares as soon as practicable, but in any event no later than the later of (x) six (6) calendar days after the Exercise Date, and (y) the day other than (a) a Saturday or a Sunday or (b) a bank or other public holiday in Belgium following the receipt of the applicable aggregate Exercise Price on the Exercise Account.

(b)                                 The Company shall take all steps and carry out all formalities that shall be required by virtue of these Conditions, the Company’s articles of association and applicable law in order to issue the new Shares upon an exercise of the Warrant (without prejudice, however, to the right of the Company to deliver existing Shares in accordance with the provisions of Article 4.2(b)).

(c)                                  In accordance with applicable law, upon each exercise of the Warrant, the capital increase and issue of new Shares resulting therefrom (as relevant) shall be formally recorded before a notary public by one authorised representative of the Company.

7.4.                            Allocation of the Exercise Price

(a)                                 Each time upon an exercise of the Warrant and the issue of new Shares pursuant to these Conditions, the applicable aggregate Exercise Price shall be allocated to the share capital of the Company. If the applicable Exercise Price per Share issued is greater than the fractional value of the existing Shares immediately prior to the capital increase, then the applicable aggregate Exercise Price shall be allocated in such a manner that per Share issued (i) a part of the applicable aggregate Exercise Price equal to the fractional value of the existing Shares immediately prior to the capital increase shall be booked as share capital, and (ii) the balance of the applicable aggregate Exercise Price shall be booked as issue premium. Such issue premium shall be accounted for on the liabilities side of the Company’s balance sheet as net equity. The account on which the issue premium shall be booked shall, like the share capital, serve as the guarantee for third parties and, save for the possibility of a capitalisation of those reserves, can only be reduced on the basis of a valid resolution of the general shareholders’ meeting passed in the manner required for an amendment to the Company’s articles of association.

(b)                                 Following the issue of new Shares and the capital increase resulting therefrom, each of the Shares (existing and new) shall represent the same fraction of the Company’s share capital.

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8.                                      ADJUSTMENTS

8.1.                            General

(a)                                 Notwithstanding Article 501, paragraph 1 of the Belgian Companies Code (or its successor provision Article 7:71, §1 under the Belgian Companies and Associations Code), and with the exception of the issue of any Shares with a different fractional value (fractiewaarde) than the then existing Shares or with a par value (nominale waarde), of any securities with voting rights other than Shares or of any Equity Securities in relation to any Shares with a different fractional value (fractiewaarde) than the then existing Shares or with a par value (nominale waarde) or any securities with voting rights other than Shares and any reclassification of existing Shares (which shall not be permitted pursuant to this Article 8.1(a), the Company may proceed with all actions that it deems appropriate in relation to its capital, its articles of association, its financial condition, even if such actions lead to a reduction of the benefits allocated to the Warrant, including but not limited to, mergers or acquisitions, capital increases or reductions (including those subject to conditions precedent), the incorporation of reserves into the capital with or without the issue of new Shares, the issue of dividends or other distributions, the issue of other Equity Securities and the amendment of arrangements or provisions relating to the distribution of profits or liquidation proceeds, provided, however, that (i) the terms of the Warrant may not be amended without Investor’s written consent, and (ii) that Shares issued or issuable under the Warrant shall not be treated differently (had they already been issued at that time) than other Shares already issued. If the rights of the holder of the Warrant are affected by an action or transaction permitted by the immediately preceding sentence, the holder of the Warrant will not be entitled to a change of the Exercise Price, the Reference Exercise Price or the Warrant Limit, an amendment to the Conditions or any other form of compensation (financial or otherwise) unless (i) specifically provided for in Articles 8.2 and 8.3 of these Conditions and/or (ii) such action or transaction was undertaken with the primary purpose of adversely affecting the rights or value of the Warrant.

(b)                                 The provisions of this Article 8 are without prejudice to the provisions of the Subscription Agreement (such as the anti-dilution protection).

8.2.                            Adjustments for Share Reorganisations

(a)                                 If at any time as of the Issue Date up to the Expiry Date there is a change of the fractional value of the Shares as a result of a consolidation (or reverse stock split), a subdivision (or stock split) or otherwise, in each such case without increase or reduction of the Company’s share capital (each such transaction a “Share Reorganisation”), the Warrant Limit shall not be affected (since it is expressed as a percentage of the actually issued and outstanding Shares). In addition, the Exercise Price of the Warrant (i.e. on a per Share basis) shall be divided by a fraction, (A) the numerator of which is equal to the fractional value of the outstanding Shares of the Company immediately before to the Share Reorganisation, and (B) the denominator of which is equal to the fractional value of the outstanding Shares of the Company immediately after the Share Reorganisation.

(b)                                 Any adjustment made pursuant to paragraph (a) of this Article 8.2 shall become effective immediately after the effective date of the relevant Share Reorganisation that gives rise to such adjustment. The Company shall notify the holder of the Warrant of such adjustment by written notice as soon as practicable after the effective date of the Share Reorganisation concerned.

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8.3.                            Adjustments for mergers and de-mergers

(a)                                 If at any time as of the Issue Date up to the Expiry Date there is a merger (fusie / fusion) of the Company with or into another legal person or entity whereby the Company is not the surviving entity or a de-merger (splitsing / scission) in whole or in part, whereby in each of these cases the Shares of the Company are exchanged into, or the shareholders of the Company receive, shares, other securities, cash or other property of one or more other legal persons or entities (each such legal person or entity a “Successor Company”) as a result of such merger or de-merger (each such transaction a “Succession Transaction”), then the Warrant shall be replaced by (or, if the Company survives, to the holder of the Warrant shall be issued) one or more warrants to be issued by each of the respective Successor Companies that give right to such respective shares, other securities, cash or other property that the holder of the Warrant concerned had been entitled to receive if the Warrant had been exercised in full up to the Warrant Limit immediately before to the occurrence of the Succession Transaction concerned but after giving effect to dilution upon the exercise or conversion of all rights to acquire Shares that are exercised or converted in connection with such transaction. The number of warrants to be so issued in replacement of the Warrant (or, if the Company survives, to be so issued), as well as the terms and conditions of such warrants (including the Exercise Price and the Warrant Limit) will need to be, as a whole, equivalent to the terms and conditions of the Warrant and have economically substantially the same effect for the holder of the Warrant concerned.

(b)                                 An adjustment made pursuant to paragraph (a) of this Article 8.3 shall become effective upon, and subject to, the completion of the Succession Transaction that gives rise to such adjustment. The Company (or the respective Successor Companies, as the case may be) shall notify the holder of the Warrant of such adjustment as soon as practicable after the completion of the Succession Transaction concerned.

(c)                                  In the case of any merger or de-merger of the Company as contemplated by paragraph (a) of this Article 8.3, the Company must procure that the successor or acquiring persons or entities shall expressly assume the due observance and performance of the covenants and obligations set out in the Conditions.

9.                                      REPRESENTATIONS AND WARRANTIES

9.1.                            Representations and Warranties of the Company

Upon each exercise of the Warrant, the Company shall be deemed to represent and warrant to the holder of the Warrant on the date of the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant:

(a)                                 Incorporation. It is duly incorporated and validly existing and in good standing under the laws of Belgium, with full power and authority to conduct its business and is not in violation of any of the provisions of its organisational documents.

(b)                                 Validity of Shares and Absence of Breach. Each Share to be issued or delivered by the Company upon such exercise of the Warrant, and, with respect to new Shares only, as of when issued and paid for in accordance with these Conditions, are validly and duly issued and fully paid ordinary shares of the Company in accordance with the applicable provisions of the Company’s organisational documents and Belgian law, having the same fractional value (fractiewaarde) as the then existing Shares, and free and clear of all liens, pledges, encumbrances, mortgages, security interests, or easement or transfer restrictions of any nature whatsoever (other than those that find

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their origin solely with the holder of the Warrant and save for the transfer restrictions referred to in the Subscription Agreement, as the case may be). The issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant will not result in a breach of, default under any material agreement to which the Company is a party or the Company’s organisational documents or any law, regulation or stock exchange rule, or give rise to the activation of any material rights of third parties under any agreement, law, rule or regulation binding on the Company or any of its subsidiaries.

(c)                                  Consents. All necessary consents, authorisations, notification, actions or things required to be taken, fulfilled or done under Belgian law or any of the Antitrust Laws (as defined in the Option, License and Collaboration Agreement) (including, without limitation, the obtaining of any consent or license or the making of any filing or registration) for the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant, the actions contemplated by these Conditions and the Warrant or the compliance by the Company with the terms of these Conditions and the Warrant will, save as otherwise set forth in these Conditions in Article 4.3, be in full force and effect.

(d)                                 Brokers and Finders. No person will have, as a result of the exercise of the Warrant, any right, interest or claim against or upon the holder of the Warrant for any commission, fee or other compensation relating to the Shares to be issued or delivered by the Company upon such exercise of the Warrant.

9.2.                            Representations and Warranties of the holder of the Warrant

Upon each exercise of the Warrant, the holder of the Warrant shall be deemed to represent and warrant to the Company on the date of the issue or delivery of the Shares to be issued or delivered by the Company upon such exercise of the Warrant:

(a)                                 Incorporation. It is duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to conduct its business and is not in violation of any of the provisions of its organisational documents.

(b)                                 Consents. All necessary consents, authorisations, notification, actions or things required to be taken, fulfilled or done under the law applicable to its jurisdiction of organisation or incorporation, or any of the Antitrust Laws (as defined in the Option, License and Collaboration Agreement) (including, without limitation, the obtaining of any consent or license or the making of any filing or registration) for the exercise of the Warrant, the actions contemplated by these Conditions and the Warrant or the compliance by the Warrant holder with the terms of these Conditions and the Warrant will, save as otherwise set forth in those Conditions in Article 4.3, be in full force and effect.

(c)                                  Information. Without taking into account the Warrants or the shares issuable (but not yet issued) thereunder, except to give effect to the issue and delivery of the Shares to be issued or delivered by the Company to the Investor upon the particular exercise of the Warrant that occurs on the date that this representation and warranty is made, the Investor, the Parent Investor, and their respective Affiliates do not, directly or indirectly, own, or have the right to acquire, voting securities of the Company in excess of the Warrant Limit (assuming the exercise, conversion or exchange of any Equity Securities (other than the Warrants except as described in this Article 9.2(c)) held by any of them at that time that are exercisable, convertible or exchangeable into or for shares of the Company at that time) (the resulting number of securities rounded down).

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10.                               MISCELLANEOUS

10.1.                     Binding nature of the Conditions

In the case of subscription for the Warrant, the subscriber shall be bound by, and deemed to have accepted, the present Conditions. In the event of a transfer of the Warrant (or any right thereto), the acquirer or transferee shall be bound by, and deemed to have accepted, the present Conditions.

10.2.                     Severability

Whenever possible, the provisions of the Conditions shall be interpreted in such a manner that they are valid and enforceable under the applicable legislation.

If any provision in these Conditions is held to be illegal, invalid or unenforceable, in whole or in part, under any applicable law, then such provision or part of it shall be deemed not to form part of these Conditions, and the legality, validity or enforceability of the remainder of these Conditions shall not be affected.

In that event, the illegal, invalid or non-enforceable provision or part thereof is automatically replaced with the legal, valid and enforceable provision that is the closest to the original provision or part thereof as regards content, bearing and intention.

10.3.                     Specific Enforcement

Notwithstanding anything in these Conditions to the contrary, nothing in these Conditions shall in any way limit the ability of the Company and the holder of the Warrant to seek or obtain from any court of competent jurisdiction any remedies available at law or in equity (including injunctive relief) to enforce any covenant or agreement of the holder of the Warrant respectively the Company hereunder.

10.4.                     Costs and expenses

The Company shall pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in Belgium on or in connection with the issue or delivery of the Shares upon each exercise of the Warrant. The Company shall also pay all costs associated with the listing of the relevant Shares on the regulated markets of Euronext Brussels and Amsterdam (and such other regulated markets on which the Company’s Shares will be trading at that time).

10.5.                     Governing law and jurisdiction

The Conditions and the Warrant and any non-contractual obligations arising out of or in connection with each of them are governed by, and are to be construed in accordance with, Belgian law.

Any dispute, controversy, difference or claim which may arise between the Company and the holder of the Warrant out of or in relation to or in connection with the Conditions or the Warrant (including arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application, exercise, expiry or termination of the Conditions or the Warrant), shall be settled by binding arbitration in accordance with the applicable rules of the International Chamber of Commerce (“ICC Rules”) by three (3) arbitrators, one chosen by the holder of the Warrant, one chosen by the Company and the third chosen by mutual agreement of the first two, and otherwise in accordance with the ICC Rules. The arbitrators shall have significant experience and shall have expertise in Belgian corporate law. Each of the Company and the holder of the Warrant may refer such dispute to

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arbitration by submitting a written notice of such request to the holder of the Warrant respectively the Company. The place of arbitration shall be New York and the language (including all testimony, evidence and written documentation) shall be English. The arbitrators shall establish procedures to facilitate and complete such arbitration as soon and efficiently as practicable. Unless the arbitrators expressly determine otherwise, neither the Company nor the holder of the Warrant shall be required to give general discovery of documents, but may be required only to produce specific, identified documents that are relevant to the dispute. Each of the Company and the holder of the Warrant shall have the right to be represented by counsel. Any judgment or award rendered by the arbitrators shall be final and binding on the Company and the holder of the Warrant, and shall be governed by the terms and conditions hereof and the limitation on damages set forth in Article 13 of the Subscription Agreement. The parties hereto agree that such a judgment or award may be enforced in any court of competent jurisdiction. The statute of limitations of Belgian law applicable to the commencement of a lawsuit shall apply to the commencement of arbitration. The arbitrators shall determine the allocation of costs and expenses and attorneys’ fees in the arbitration to be borne by each of the Company and the holder of the Warrant. All proceedings and decisions of the arbitrators shall be deemed Confidential Information (as set out in the Subscription Agreement) of each of the Company and the holder of the Warrant, and shall be subject to Article 13 of the Option, License and Collaboration Agreement.

10.6.                     Notices

Any notice, notification, demand or other communication (“notice”) to be given under these Conditions shall be in writing, shall specifically refer to these Conditions, and shall be addressed to the appropriate party at the address specified below or such other address as may be specified by such party in writing in accordance with this Article 10.6, and shall be deemed to have been given for all purposes (i) when received, if hand-delivered, sent by a reputable international expedited delivery service or sent by facsimile (with transmission confirmed), or (ii) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. Any notice delivered by facsimile shall be confirmed by a hard copy delivered by a reputable international expedited delivery service as soon as practicable thereafter. The current details for notices are:

(a)                                 if to the Company: the address of the Company’s registered office, with the notice made for the attention of the General Counsel of the Company, or the address for notices to the Company pursuant to the Subscription Agreement.

(b)                                 if to the holder of the Warrant: to such holder’s address as set out in the warrant register book, or the address for notices to such party (as the case may be) pursuant to the Subscription Agreement.

*                                         *                                         *

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